UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

(Rule 14a – 101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.__)

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Soliciting Material Pursuant to §240.14a-12

ARI NETWORK SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ARI NETWORK SERVICES, INC.

10850 West Park Place, Suite 1200
Milwaukee, Wisconsin 53224

_______________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

January 7, 2014

To the Shareholders of ARI Network Services, Inc.:

The 2014 Annual Meeting of Shareholders of ARI Network Services, Inc. (the “Company”) will be held at the Company’s headquarters located at 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin, on Tuesday, January 7, 2014, at 9:00 a.m., local time, for the following purposes:

1.

To elect three directors nominated by the Company’s Board of Directors to serve until the Company’s fiscal 2016 annual meeting of shareholders and until their successors are elected and qualified;

2.

To approve the Company’s amended and restated 2010 Equity Incentive Plan;

3.

To approve an amendment to the Company’s 2000 Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance under such plan;

4.

To hold an advisory vote to approve named executive officer compensation;

5.

To hold an advisory vote on the frequency of the advisory vote on the compensation of our named executive officers;

6.

To ratify the appointment of Wipfli LLP as the Company’s independent auditors for the Company’s fiscal year ending July 31, 2014; and

7.

To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on October 29, 2013 are entitled to notice of and to vote at the meeting and at all adjournments thereof.

Holders of a majority of the outstanding shares must be present in person or by proxy in order for the meeting to be held.  Shareholders are urged to vote by completing and returning the accompanying proxy in the enclosed envelope, by a telephone vote or by voting electronically via the internet, whether or not they expect to attend the annual meeting in person.  Instructions for telephonic and electronic voting are contained in the accompanying proxy.  If you attend the meeting and wish to vote your shares personally, you may do so by revoking your proxy at any time prior to the voting thereof.  In addition, you may revoke your proxy at any time before it is voted by advising the Secretary of the Company in writing (including executing a later dated proxy or voting via the Internet) or by telephone of such revocation.

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction with this proxy statement, or you may need to contact your broker, bank, or other nominee to determine whether you will be able to vote telephonically, electronically using the Internet, or what is required to vote your shares in person at the annual meeting.

By order of the Board of Directors,

Roy W. Olivier, Acting Secretary

December 3, 2013

ARI NETWORK SERVICES, INC.

10850 West Park Place, Suite 1200
Milwaukee, Wisconsin 53224
(414) 973-4300

PROXY STATEMENT

The Board of Directors of ARI Network Services, Inc. (the “Company”) submits the enclosed proxy for the annual meeting to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  Each shareholder of record at the close of business on October 29, 2013 will be entitled to one vote for each share of common stock registered in such shareholder’s name.  As of October 29, 2013, the Company had outstanding 12,996,588 shares of common stock, par value $0.001 (the “common stock”).  The presence, in person or by proxy, of a majority of the shares of common stock outstanding on the record date is required for a quorum at the meeting.  This proxy statement and the accompanying proxy and Annual Report to Shareholders are being sent to the Company’s shareholders commencing on or about December 3, 2013.

Any shareholder executing and delivering the enclosed proxy may revoke the same at any time before it is voted by advising the Secretary of the Company in writing of such revocation (including executing a later-dated proxy) or by voting via the Internet or by telephone.

Unless otherwise directed, all proxies will be voted as follows:

1.

FOR the election of three individuals nominated by the Company’s Board of Directors to serve as directors;

2.

FOR the approval of the Company’s amended and restated 2010 Equity Incentive Plan;

3.

FOR the approval of an amendment to the Company’s 2000 Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance under such plan;

4.

FOR the advisory approval of the Company’s named executive officer compensation;

5.

In favor of THREE YEARS as the frequency of an advisory vote on the compensation of our named executive officers; and

6.

FOR the ratification of the appointment of Wipfli LLP as the Company’s independent auditors for the Company’s fiscal year ending July 31, 2014.

Under the Company’s Amended and Restated By-Laws, directors are elected by a plurality of votes cast at the meeting (assuming a quorum is present).  In other words, the nominees receiving the largest number of votes will be elected.  Any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no effect on the election of directors except to the extent that a failure to vote for an individual results in another individual receiving a larger number of votes.  Any votes attempted to be cast “against” a candidate are not given legal effect and are not counted as votes cast in an election of directors.  The other proposals will be approved if the affirmative votes exceed the votes cast against, except that with respect to the advisory vote on the frequency of the advisory vote on the compensation of our named executive officers, the Company will consider shareholders to have expressed a non-binding preference for the frequency option that receives the most favorable votes.  Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present at the meeting but are not affirmative votes or votes against and, therefore, will have no effect on the outcome of the voting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY

OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING

TO BE HELD ON JANUARY 7, 2014

The Company’s Annual Report to Shareholders, including this proxy statement, is available at www.proxyvote.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by each person known by the Company to beneficially own 5% or more of the common stock, by each director or nominee of the Company, by certain executive officers of the Company, and by all directors and executive officers of the Company as a group as of October 29, 2013 (unless otherwise indicated).  The address for each of the persons listed below is 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin 53224, unless otherwise specified.

	Amount and Nature
	of Beneficial
Name and Address of Beneficial Owners	Ownership (1)	Percent of Class

Wynnefield Funds (2)
450 Seventh Avenue, Suite 509
New York, NY 10123	1,727,989	12.39%

12 West Capital Management Funds (3)
90 Park Avenue, 41st Floor
New York, NY 10016	1,451,290	10.41%

Michael D. Sifen, Inc. (4)
500 Central Drive, Suite 106
Virginia Beach, VA 23454	1,205,128	8.64%

Peter H. Kamin (5)
One Avery Street, 17B
Boston, MA 02111	1,140,314	8.18%

Briggs & Stratton Corporation (6)
12301 West Wirth Street
Milwaukee, WI 53201	840,000	6.02%

Roy W. Olivier (7)	648,602	4.65%

Brian E. Dearing	453,573	3.25%

Gordon J. Bridge	194,653	*

William C. Mortimore	111,798	*

Darin R. Janecek (8)	104,024	*

Jon M. Lintvet (9)	94,348	*

P. Lee Poseidon	67,981	*

William H. Luden, III	46,245	*

Robert Y. Newell, IV	40,253	*

Dwight Mamanteo	21,900	*

James R. Johnson	19,000	*

All current executive officers and
directors as a group (12 persons)	1,835,746	13.16%

* denotes less than 1%

_______________________________

(1)

Except as otherwise noted, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them.  Includes options exercisable within 60 days of October 29, 2013 as follows:  Mr. Olivier (350,000 shares), Mr. Janecek (77,500 shares), Mr. Lintvet (85,000 shares), Mr. Dearing (155,834 shares), Mr. Bridge (124,385 shares), Mr. Johnson (10,000 shares), Mr. Luden (10,000 shares), Mr. Newell (5,000 shares), Mr. Mortimore (99,375 shares), Mr. Poseidon (19,000 shares), Mr. Mamanteo (5,000 shares), and all executive officers and directors as a group (969,219 shares).

(2)

Ownership information is provided as of July 30, 2013 based in part upon Schedule 13D/A filed on July 31, 2013 by Wynnefield Partners Small Cap Value, L.P. (“Partners”), Wynnefield Partners Small Cap Value, L.P. I (“Partners I”), Wynnefield Small Cap Value

Offshore Fund, Ltd. (“Offshore”), Wynnefield Capital Management, LLC (“WCM”), Wynnefield Capital, Inc. (“WCI”), Nelson Obus and Joshua Landes (collectively the “Wynnefield Reporting Persons”) and Form 4 filed on July 31, 2013.  According to the filings, Partners, Partners I, Offshore, WCM, and WCI are each separate and distinct entities with different beneficial owners (whether designated as limited partners, shareholders or members).  WCM, a New York limited liability company, is the general partner of Partners and Partners I, each a private investment company organized as a limited partnership under the laws of the State of Delaware.  Nelson Obus and Joshua Landes are the co-managing members of WCM.  WCM is the sole general partner of Partners and Partners I and, accordingly, may be deemed to be the indirect beneficial owner of the shares of common stock that Partners and Partners I beneficially own.  WCM, as the sole general partner of Partners and Partners I, has the sole power to direct the voting and disposition of the shares of common stock that Partners and Partners I beneficially own.  Messrs. Obus and Landes are the co-managing members of WCM and, accordingly, they may be deemed to be the indirect beneficial owners of the shares of common stock that WCM may be deemed to beneficially own.  Messrs. Obus and Landes, as co-managing members of WCM, have the sole power to direct the voting and disposition of the shares of common stock that WCM may be deemed to beneficially own.  Total includes 518,201, 822,558 and 387,230 shares of common stock held by Partners, Partners I and Offshore, respectively.

(3)

Ownership information is provided as of July 29, 2013 based upon Schedule 13G/A filed on July 31, 2013 by 12 West Capital Management LP (“12 West Management”) and Form 4 filed on July 31, 2013.  12 West Management serves as the investment manager to 12 West Capital Fund LP, a Delaware limited partnership (“12 West Onshore Fund”), and 12 West Capital Offshore Fund LP, a Cayman Islands exempted limited partnership (“12 West Offshore Fund”), and possesses the sole power to vote and the sole power to direct the disposition of all securities of the Company held by 12 West Onshore Fund and 12 West Offshore Fund.  Joel Ramin, as the sole member of 12 West Capital Management, LLC, the general partner of 12 West Management, possesses the voting and dispositive power with respect to all securities beneficially owned by 12 West Management.  Total includes 995,610 shares of common stock held by 12 West Onshore Fund and 455,680 shares of common stock held by 12 West Offshore Fund.

(4)

Ownership information is provided as of March 15, 2013 based upon Schedule 13G filed on May 22, 2013 by Michael D. Sifen, Inc.  Total includes 498,461 shares of common stock held by Michael D. Sifen and 706,667 shares of common stock held by Michael D. Sifen, Inc., an entity controlled by Mr. Sifen.  Ownership information is based on the Company’s information with respect to (i) share certificates transferred to Mr. Sifen by the Company’s transfer agent on October 17, 2011 related to shares of common stock acquired by Channel Blade Technologies Corporation (“Channel Blade”) on April 29, 2009 in connection with the Company’s acquisition of substantially all of the assets of Channel Blade; (ii) shares of common stock issued by the Company to Michael D. Sifen, Inc., an entity controlled by Mr. Sifen, as of December 4, 2012; and (iii) shares of common stock issued to Michael D. Sifen, Inc. as a result of the exercise of the Warrant issued in connection with the Company’s private placement.

(5)

Total includes 349,740 shares of common stock held by Mr. Kamin, 151,900 shares held by the Peter H. Kamin Children’s Trust, 218,040 shares held by the Peter H. Kamin Profit Sharing Plan, 30,700 shares held by the Peter H. Kamin Family Foundation, 333,333 shares held by the Peter H. Kamin Revocable Trust and 56,601 shares held by 3K Limited Partnership.  Ownership information is provided as of January 31, 2013 based on an amended Schedule 13G/A filed on such date, except with respect to shares held by the Peter H. Kamin Revocable Trust (the “Revocable Trust”), 250,000 of which are known to the Company to have been issued to the Revocable Trust as of March 12, 2013 in connection with the Company’s private placement, and 83,333 of which are known to the Company to have been issued as a result of the exercise of the Warrant issued in connection with the Company’s private placement.

(6)

Ownership information is provided as of March 16, 2000 based upon Schedule 13D amendment filed April 3, 2000.

(7)

Mr. Olivier’s total includes 163,352 shares held in the Company’s 401(k) plan, of which Mr. Olivier is a trustee with voting power.  Mr. Olivier disclaims any beneficial ownership in these shares in excess of his pecuniary interest 13,246 shares.

(8)

On November 18, 2013, Darin R. Janecek, Vice President of Finance and Chief Financial Officer of the Company, separated from service in all of his positions with the Company and its subsidiaries.

(9)

Jon M. Lintvet is no longer an executive officer of the Company, effective August 20, 2013.

PROPOSAL ONE:  ELECTION OF DIRECTORS

The Company’s directors are divided into three classes, with staggered terms of three years each.  At the annual meeting, shareholders will vote on the election of three directors nominated by the Company’s Board of Directors to serve until the Company’s fiscal 2017 annual meeting of shareholders and until their successors are elected and qualified.  The following list identifies all directors of the Company:

Name	Age	Capacity Served
Dwight B. Mamanteo	44	Director
William C. Mortimore	68	Director
Robert Y. Newell, IV	65	Director
Brian E. Dearing	58	Chairman of the Board, Director
Roy W. Olivier	54	President, Chief Executive Officer, and Director
P. Lee Poseidon	58	Director
Gordon J. Bridge	71	Director
James R. Johnson	67	Director
William H. Luden, III	71	Director

Nominees for Election to Serve until

the Fiscal 2017 Annual Meeting

Dwight B. Mamanteo

Mr. Mamanteo was appointed to the Board of Directors in June 2013. Mr. Mamanteo is a Portfolio Manager at Wynnefield Capital, Inc., a private investment management firm that is an affiliate of Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, LP I, and Wynnefield Small Cap Value Offshore Fund, Ltd., all of which are significant investors of the Company.  He is also a director of MAM Software Group, Inc. (NASDAQ: MAMS), a provider of innovative software and data solutions for a wide range of businesses, including those in the automotive aftermarket.  Prior to joining Wynnefield Capital, Mr. Mamanteo worked in the technology sector holding various positions with BEA Systems, VISA International, Ericsson, UNISYS, and as an independent consultant. Mr. Mamanteo has also served on the Board of Directors of CDC Software Corporation, a provider of Enterprise CRM and ERP software and EasyLink Services International Corporation, a global provider of on-demand electronic messaging and transaction services. Mr. Mamanteo holds an M.B.A. from the Columbia University Graduate School of Business and a B.Eng. in Electrical Engineering from Concordia University in Montreal, Quebec.

Mr. Mamanteo has extensive knowledge related to capital markets that the Nominating Committee believes is invaluable to the Board’s discussions of the Company’s growth strategy.  The Committee also believes that the Board benefits from Mr. Mamanteo’s substantial leadership experiences with various technology companies.

William C. Mortimore

Mr. Mortimore, a director since 2004, has been on the Audit Committee since 2004 and has been the Audit Committee Chair since 2007.  Mr. Mortimore has been the Managing Director of Keystone Insights, LLC, a provider of high technology solutions, since 2009.  Mr. Mortimore was the founder of Merge Technologies Incorporated (“MTI”) and was its Chief Strategist from September 2000 until July 2006, Interim Chief Executive Officer from May 2006 until July 2006, Chairman of the Board from September 2000 until May 2006, President and Chief Executive Officer from November 1987 through August 2000 and a member of the Board of Directors since its inception in November 1987 until July 2006.  MTI is a global healthcare software and services company that trades on the NASDAQ Stock Market under the symbol MRGE.  Mr. Mortimore has served as co-founder and a senior manager of several businesses in the fields of information communications technology, healthcare services and real estate and has been responsible for securing public and private financing for these organizations. Mr. Mortimore is an original member of the American College of Radiology/National Association of Electrical Manufacturers committee responsible for establishing and maintaining the DICOM medical imaging standard. Mr. Mortimore has also served as a member of the Board of Directors of MRI Devices, Inc., a privately held diagnostic imaging manufacturer, from November 2002 until its sale to Intermagnetics General Corporation in mid-2004.  Mr. Mortimore received a B.S. in Electrical Engineering from Michigan State University, an M.E.E. from the University of Minnesota and pursued doctoral studies in Electrical Engineering at the University of Minnesota.

The Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating Committee”)  believes that the Board benefits from Mr. Mortimore’s substantial technical and management experience, which he has obtained through his positions with various healthcare and information technology companies, as well as public company leadership and shareholder value growth experience.  In addition, Mr. Mortimore’s experience as a director of the Company, Chairman of the Audit Committee and the “audit committee financial expert,” has provided him with an in-depth understanding of the business of the Company and the markets in which it competes.

Robert Y. Newell, IV

Mr. Newell was appointed to the Board of Directors in November of 2012.  Since 2003, Mr. Newell has been the Chief Financial Officer of Cardica, Inc., (NASDAQ: CRDC), a publicly traded designer and manufacturer of surgical devices.  Prior to this, he was the Chief Financial Officer of Omnicell, a hospital supply and medication management company.  He was a partner in the Beta Group, a business development firm from 1998 to 1999.  From 1992 to 1997, he was Chief Financial Officer of Cardiometrics.  He has held financial management positions with medical and technology companies in the Silicon Valley for over 25 years and has completed four initial public offerings.  Prior to his business career, he was a pilot in the United States Air Force.  He received a BA in mathematics from the College of William & Mary and an MBA from the Harvard Business School.

The Nominating Committee believes that the Board benefits from Mr. Newell’s substantial financial and public company experience, which he has obtained through his financial management positions with various medical and technology companies.

Directors Whose Terms Expire at
the Fiscal 2015 Annual Meeting

Brian E. Dearing

Mr. Dearing is the Chairman of the Board of the Company.  He has been a director since 1995 and was elected Chairman of the Board of Directors in 1997.  He served as President and CEO from 1995 to 2008 and as Chief Corporate Development and Strategy Officer from 2008 until May 2011.  He has also served as Chief Financial Officer, Treasurer, and/or Secretary for several interim periods, including most of fiscal year 2008, part of fiscal 2009 and all of fiscal 2010.  He currently operates a consulting practice providing outsourced corporate development services to middle market companies.  Prior to joining ARI in 1995, Mr. Dearing held a series of electronic commerce executive positions at Sterling Software, Inc. in the U.S. and in Europe.  Prior to joining Sterling in 1990, Mr. Dearing held a number of marketing management positions in the EDI business of General Electric Information Services since 1986.  Mr. Dearing holds a Master’s Degree in Industrial Administration from the Krannert School of Management at Purdue University and a B.A. in Political Science from Union College.

The Nominating Committee believes that Mr. Dearing’s experience with ARI in various leadership positions, including his service as Chairman of the Board, his experience as the Company’s former Chief Executive Officer and his long tenure with the Company, gives him unique insights into the Company’s challenges, opportunities and operations.  This experience, along with his extensive business background and financial expertise, make him a valuable member of the Board of Directors.

Roy W. Olivier

Mr. Olivier joined the Company in September 2006 as Vice President of Global Sales and Marketing, and was appointed as President and CEO in May 2008.  He has been a director since 2008.  Before joining ARI, Mr. Olivier was a consultant to start-up, small and medium-sized businesses.  Prior to that, he was Vice President of Sales and Marketing for ProQuest Media Solutions, a business he founded in 1993 and sold to ProQuest in 2000. Before that, Mr. Olivier held various sales and marketing executive and managerial positions with several other companies in the telecommunications and computer industries, including Multicom Publishing Inc., BusinessLand and PacTel.

The Nominating Committee believes that Mr. Olivier’s experience with the Company as its President, Chief Executive Officer, and director, as well as his prior experience as the Company’s Vice President of Global Sales and Marketing, as well as his other business and industry background, has given him substantial and valuable knowledge of all aspects of the Company’s business.

P. Lee Poseidon

Mr. Poseidon was appointed to the Board of Directors in June of 2008.  Mr. Poseidon’s business experience includes his services as Venture Partner at Jumpstart, Inc., and Chief Operating Officer at Quorum Information Technologies and at the National Automobile Dealers Association.  From 2001 to 2003, he served as Senior Vice President and General Manager of ProQuest’s

Global Automotive business unit.  Prior to joining ProQuest, Mr. Poseidon spent 15 years in a series of executive positions in marketing, business development, product management and strategic planning at The Reynolds and Reynolds Company.  His early career included financial analysis and management positions at NCR Corporation.  Mr. Poseidon earned his MBA from Xavier University and his B.A. from Ohio Wesleyan University.

The Nominating Committee believes that the Board benefits from the extensive management, business and industry experience Mr. Poseidon has obtained through his positions with a number of technology, publishing, manufacturing, distribution, and professional services businesses.  In addition, Mr. Poseidon’s experience as a director of the Company and his membership on various committees has provided him with a deep understanding of the business of the Company and makes him a valuable member of the Board of Directors.

Directors Whose Terms Expire at

the Fiscal 2016 Annual Meeting

Gordon J. Bridge

Mr. Bridge, a director since December 1995, is a retired Information Industry senior executive.  From January 2004 to September 2006, Mr. Bridge was president, and from May 2005 to September 2006 was Chief Executive Officer of CM IT Solutions, a nationwide franchise system providing information technology consulting and support services to small and medium sized businesses.  From December 1999 to August 2001, Mr. Bridge was Chairman of the Board and Chief Executive Officer of SurferNETWORK.  From November 1995 to January 2000, Mr. Bridge was Chairman of the Board and from April 1997 to March 1998 was also Chief Executive Officer of ConnectInc.com, an enterprise software company.  Mr. Bridge held various senior executive management positions with AT&T from 1988 to 1995, including president of three business units:  Consumer Interactive Services, EasyLink Services and Computer Systems.  Prior to joining AT&T, Mr. Bridge was with the IBM Corporation for nearly 23 years, holding the positions of Vice President of Sales and Vice President of Marketing for the U.S. National Accounts Division in the mid-1980s.  In December 2011, a small business (unrelated to ARI) owned by Mr. Bridge filed a petition for bankruptcy under Chapter 7 of the United States Bankruptcy Code.  Mr. Bridge holds a B.A. in Mathematics from Bradley University.

The Nominating Committee believes that the Board benefits from Mr. Bridge’s experience as a senior executive at several large and small companies and in his current role as an independent consultant.  Mr. Bridge’s strong leadership experience, his extensive knowledge in the field of information technology and his long tenure as a director also provide valuable experience and insight to the Board of Directors.

James R. Johnson

Mr. Johnson, a director since April 2012, served as Chairman and Chief Executive Officer of BakBone Software, Inc., a provider of data protection technology, from November 2004 until April 2010.  Before joining BakBone, Mr. Johnson served as President and Chief Technology Officer of the Hospitality Group of SoftBrands Inc., an enterprise software company.  Prior to joining SoftBrands, Mr. Johnson was President and Senior Vice President of the Asia Pacific Group of Sterling Commerce.  Currently, Mr. Johnson serves as one of the founding directors on the board of Lister Technologies (P) Ltd, a privately-held offshore development company located in Chennai, India.  Mr. Johnson holds a Bachelor’s Degree in Operational Research from California State University, Fresno.

The Board of Directors believes that Mr. Johnson’s breadth and depth of firsthand knowledge of the international marketplace and successful track record of growing global software and enterprise applications services companies make him a valuable member of the Board of Directors.

William H. Luden, III

Mr. Luden, a director since March 2012,  served as Chief Executive Officer of InfoPartners, Inc., which provides information systems management and consulting services to hospitals, from 2002 until 2010.  Prior to InfoPartners, Mr. Luden held CEO positions with several technology companies, including ShowMeTV, Purdy Electronics and Corporate Finance Associates.  Earlier in his career, he served as CEO of the InfoSystems and Cellular One divisions of Pacific Telesis, and owned Crisman AudioVision, a chain of high-end stereo retail stores in the Rocky Mountain area.  Mr. Luden holds a Bachelor of Arts degree in Philosophy from the University of Colorado-Boulder and a Master of Business Administration from the Harvard Business School.

The Nominating Committee believes that the Board benefits from Mr. Luden’s extensive experience and proven track record of growing businesses and his strong connections in the technology industry, which the Board believes will be a valuable asset to the Board of Directors as the Company continues its strategic and tactical development.

CORPORATE GOVERNANCE

The Board of Directors held 18 meetings in fiscal 2013.  Each director attended 75 percent or more of the combined number of meetings of the Board and of the committees on which such director served.  While the Company has not adopted a formal policy requiring Board members to attend the annual meeting, all directors are encouraged to attend.  All of the Company’s directors who were members of the Board of Directors on the date of the annual meeting of shareholders held January 8, 2013 attended the meeting.

The positions of Chairman of the Board and Chief Executive Officer of the Company are currently separate, with Mr. Dearing serving as Chairman of the Board and Mr. Olivier serving as President and Chief Executive Officer.  The Company believes this leadership structure is appropriate at this time because it allows the Company to fully benefit from the leadership ability, industry experience and history with the Company that each of these individuals possesses.

The Board of Directors currently does not have a formal process for shareholders to send communications to the Board of Directors.  Nevertheless, efforts are made to ensure that the views of shareholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to shareholders on a timely basis.  The Board of Directors believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board of Directors.  However, shareholders wishing to formally communicate with the Board of Directors may send communications directly to ARI Network Services, Inc., Attention:  Chairman, 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin 53224.  The Chairman will review such communications and, if appropriate, forward such communications to other Board members.

The Company’s Board of Directors has established an Audit Committee that currently is composed of Mr. Mortimore (chairman), Mr. Bridge, Mr. Dearing (non-voting member), Mr. Johnson, Mr. Newell and Mr. Poseidon.  The Board of Directors has adopted a written charter for the Audit Committee, a copy of which can be accessed online at www.investor.arinet.com/governance.  Information regarding the functions performed by the Audit Committee, its membership, and the number of meetings held during fiscal 2013 is provided in the “Report of the Audit Committee” included in this proxy statement.  The members of the Audit Committee other than Mr. Dearing are independent under the listing standards of the NASDAQ Stock Market regarding the independence of directors, including Audit Committee members.  The Board of Directors has determined that Mr. Mortimore is an “audit committee financial expert” and is “independent” as those terms are defined under the Securities and Exchange Commission (“SEC”) regulations and the listing standards of the NASDAQ Stock Market.

The Company’s Board of Directors has established a Compensation Committee that currently is composed of Mr. Bridge (Chairman), Mr. Poseidon and Mr. Luden, each of whom is “independent” as such term is defined under the listing standards of the NASDAQ Stock Market.  The Compensation Committee has overall responsibility for approving and evaluating the director and executive officer compensation plans, policies and programs of the Company.  In fiscal 2013, the Board of Directors adopted a written charter for the Compensation Committee, a copy of which can be accessed online at www.investor.arinet.com/governance.  Under the charter, the authority and responsibilities of the Compensation Committee include, among other things: reviewing and approving corporate goals and objectives related to chief executive officer compensation and making recommendations to the Board regarding the chief executive officer’s compensation levels; reviewing and approving the compensation packages of the senior executives of the Company; reviewing and making recommendations to the Board with respect to the compensation of the Company’s directors; and exercising all rights, authority and functions of the Board of Directors under all of the Company’s equity compensation plans.  Although it is authorized to do so, the Compensation Committee does not currently engage the services of a compensation consultant in determining or recommending the amount or form of executive or director compensation.  However, the Compensation Committee does review information compiled by several third-party services with respect to executive compensation.

The Company’s chief executive officer makes recommendations to the Compensation Committee regarding the numbers of options to be granted to the Company’s executive officers based in part on input he receives from the Company’s human resources personnel.  The chief executive officer also makes recommendations to the Compensation Committee with respect to other executive compensation, though he recuses himself from portions of Compensation Committee meetings during which his own compensation is discussed.  The Compensation Committee met six times during fiscal 2013.

The Company’s Board of Directors has also established a Nominating Committee that is currently composed of Mr. Mortimore (Chairman), Mr. Bridge and Mr. Poseidon, each of whom is “independent” as such term is defined under the requirements of the listing standards of the NASDAQ Stock Market.  Mr. Dearing also serves on the Nominating Committee in a non-voting, ex officio capacity.  The Board of Directors has adopted a written charter for the Nominating Committee, a copy of which can be accessed online at www.investor.arinet.com/governance.  The duties of the Nominating Committee include, among others:  developing guidelines for selecting candidates for election to the Board of Directors, and periodically reviewing such guidelines; recommending to the Board of Directors the nominees to stand for election to or to fill vacancies on the Board of Directors; identifying new candidates for Board membership; coordinating self-evaluations of the Board of Directors and its committees; developing corporate governance guidelines; and developing director and officer succession plans.  The Nominating Committee met seven times during fiscal 2013.

The Nominating Committee and the Board of Directors will consider candidates for director that are nominated by shareholders in accordance with the procedures set forth in the Company’s by-laws.  Under the by-laws, nominations, other than those made by the Board of Directors, must be made pursuant to timely notice in proper form to the secretary of the Company.  To be timely, a shareholder’s request to nominate a person for director, together with the written consent of such person to serve as a director, must be received by the secretary of the Company at the principal office not later than 90 days and not earlier than 150 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year.  To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination.

The Nominating Committee and the Board of Directors will also consider proposed nominees whose names are submitted to it by shareholders.  However, it does not have a formal process for that consideration because it believes that the informal consideration process has been adequate given the historical lack of shareholder director nominations.  The Nominating Committee and the Board of Directors intend to review periodically whether a formal policy should be adopted.

The Board of Directors has generally identified nominees based upon suggestions by non-management directors, management members and/or shareholders.  Under the guidelines set forth in its charter, the Nominating Committee and other directors recognize that the contribution of the Board of Directors depends not only on the character and capacities of the directors taken individually but also on their collective strengths.  It is the Nominating Committee’s policy that the Board should be composed of directors who bring a variety of experience and backgrounds; who will form a central core of business executives with substantial senior management experience and financial expertise; who represent the balanced interests of the shareholders as a whole and the interests of the Company’s stakeholders; a majority of whom are independent under the requirements of the listing standards of the NASDAQ Stock Market; and whose experience and backgrounds are relevant to the Company’s business operations and strategy.  The Board of Directors does not evaluate proposed nominees differently based on who made the proposal.

Code of Ethics

The Company has adopted a code of ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions.  The code of ethics is designed to promote honest and ethical conduct, including the ethical handling of conflicts of interest, compliance with applicable laws, and full, accurate, timely and understandable disclosure in reports we send to our shareholders or file with the SEC.  Violations of the code of ethics are to be reported to the Audit Committee.  A copy of the code of ethics is available online at www.investor.arinet.com or may be obtained, without charge, by sending a request to ARI Network Services, Inc., Attention: Chief Financial Officer, 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin 53224.

Board Oversight of Risk

The Audit Committee is responsible for assisting the Board of Directors with its oversight of the performance of the Company’s risk management functions including periodically reviewing and discussing with management the Company’s major financial risk exposures and the steps that management has taken to assess, monitor and control such exposures and periodically reporting to the Board of Directors on its activities in this oversight role.

EXECUTIVE COMPENSATION

Overview

We believe that a skilled, experienced and dedicated executive team is essential to the future performance of our Company and to building shareholder value.  The Company, through the efforts of the Compensation Committee, has sought to establish a competitive executive compensation program that enables us to attract and retain executive officers with these qualities, and to motivate our executive officers to achieve strong financial performance, particularly revenue growth and stock price appreciation, and to achieve our corporate strategic objectives.  We offer our executive officers salary, an annual management incentive bonus plan, and a Long Term Executive Bonus Plan focused on equity-based compensation, each of which is described in additional detail below.  We believe these elements, taken together, serve the goals of the executive compensation program and provide for the best interests of our shareholders.

Summary Compensation Table

The following table sets forth compensation for the Company’s fiscal year ended July 31, 2013 for Mr. Olivier, the Company’s chief executive officer, and Darin R. Janecek and Jon M. Lintvet, who were the Company’s next two most highly compensated executive officers at the end of fiscal 2013.  We refer to these individuals collectively as the Company’s “named executive officers.”

						Non-Equity
						Incentive
						Plan	All Other
Name and Principal	Fiscal			Stock	Option	Compensa-	Compensa-
Position	Year	Salary	Bonus (1)	Awards (2)(6)	Awards (3)	tion (4)(5)	tion (6)	Total
Roy W. Olivier,	2013	$285,000	$40,000	$22,500	$-	$117,188	$6,404	$471,092
President and Chief	2012	250,000	-	-	-	87,772	4,602	342,374
Executive Officer

Darin R. Janecek, (7)	2013	$215,000	$-	$-	$-	$56,250	$4,288	$275,538
Chief Financial	2012	200,000	-	-	16,200	37,365	3,220	256,785
Officer, Treasurer
and Secretary

Jon M. Lintvet, (8)	2013	$180,000	$-	$-	$-	$42,187	$2,763	$224,950
Vice President of	2012	165,000	58,375	-	25,275	11,249	1,984	261,883
Product and Chief
Marketing Officer

____________________

(1)

Amount represents a bonus of $25,000 paid to Mr. Olivier in common stock valued at $15,150 and cash of $9,850 during fiscal 2013 in recognition of his contribution to the successful completion of the Company’s acquisition of the assets of the Retail Services Division of Fifty Below Sales & Marketing.  Mr. Olivier received an additional cash bonus of $15,000 to cover taxes in connection with a grant of restricted stock in October 2012 valued at $22,500.

(2)

The values set forth in this column represent the grant date fair values computed in accordance with FASB ASC Topic 718 for the applicable fiscal year, disregarding the estimate of forfeitures for service-based vesting conditions.

(3)

The values set forth in this column represent the grant date fair values computed in accordance with FASB ASC Topic 718 for the applicable fiscal year, disregarding the estimate of forfeitures for service-based vesting conditions.

(4)

Amounts shown for fiscal 2012 represent annual incentive payments, long-term incentive payments in cash and long-term incentive payments in common stock, respectively, earned during fiscal 2012, as follows:  Mr. Olivier—$80,889, $3,441 and $3,441; Mr. Janecek—$37,365, $0 and $0; and Mr. Lintvet—$11,249, $0 and $0. Amounts shown for fiscal 2013 represent annual incentive payments in cash and common stock earned during fiscal 2013.

(5)

Certain amounts in this column which were paid in stock were previously included under the heading Stock Awards in the Company’s annual report on Form 10-K for the year ended July 31, 2013.  In addition, the amount included in this column for Mr. Olivier includes an additional payment of $13,860 which was inadvertently omitted from the Form 10-K.

(6)

Amounts represent a Company match under the Company’s 401(k) plan.

(7)

On November 18, 2013, Darin R. Janecek, Vice President of Finance and Chief Financial Officer of the Company, separated from service in all of his positions with the Company and its subsidiaries.

(8)

Jon M. Lintvet is no longer an executive officer of the Company, effective August 20, 2013.

Stock Option Grants.  All of the Company’s employee stock option grants qualify as incentive stock options up to the $100,000 per year limitation and, with limited exceptions, vest 25% per year on July 31, provided the participant is an employee of the Company at such date.  Options are exercisable up to ten years after the date of grant, one year from the date of a termination of employment upon death or disability of the participant, and 90 days from the date of termination for any reason other than “cause” or immediately upon termination for “cause.”

Annual Incentive Compensation.  The annual component of the Company’s Management Incentive Bonus Plan (“MIBP”) provides for annual cash incentives for the participants, which, in fiscal 2013, included Mr. Olivier, Mr. Janecek and Mr. Lintvet, among others.  The amount of the annual incentive opportunity was based on two management bonus objectives (“MBOs”) for each of the four fiscal quarters agreed upon by the executive officer and the chief executive officer (or Compensation Committee for the CEO) at the beginning of fiscal 2013.  Each employee’s objectives are designed to align with the Company’s core strategies.

Under the MIBP for fiscal 2013, participants were eligible for a payout of up to 100% of the quarterly incentives based on achievement of performance toward each of the established objectives. At the end of the fiscal year, participants employed by the Company became eligible for an additional payment (subject to a maximum of 150%) based on the Company’s overall performance against its MBOs.  The combined results for the fiscal year ended July 31, 2013 under the annual incentive arrangements described above resulted in payouts of 94% of the participants’ target incentive amounts for the fiscal year ended July 31, 2013.

Equity Performance Bonus Plan.  Effective beginning in fiscal 2013, the Company established a Long Term Executive Bonus Plan (“LTEB”) for Executives of ARI.  The purpose of the LTEB is to advance the interests of ARI by providing a competitive level of incentive for eligible executives, which will encourage them to more closely identify with shareholder interests and to place additional emphasis on achieving the corporate strategic objectives.  In addition, the LTEB is intended to attract and retain key executives by offering a competitive incentive program based on ownership in ARI.

The LTEB is administered by the Compensation Committee. All Awards require the approval of the ARI Board of Directors.  The amount of the Award will be determined after the close of the fiscal year based on a percentage of base salary. Except as otherwise provided by the Committee, awards will consist of (i) restricted stock as determined by the closing price of the shares at the time the Committee grants the award, and (ii) cash, to cover the minimum withholding taxes on the Award.  The restricted stock will be granted under the ARI 2010 Equity Incentive Plan and will vest in four installments beginning on the date of grant and the next three anniversaries of the date of grant.

Performance criteria will be approved by the Compensation Committee (after its evaluation of the recommendations of the CEO) as soon as possible after the beginning of each fiscal year and the actual Award will be measured based upon the satisfaction of the performance criteria during the fiscal year. Adjustments may be made, at the sole discretion of the Committee, to the value of the Award where performance results for the fiscal year are below the criteria established for the maximum award.

Except as otherwise determined by the Committee, where the Award is earned by satisfaction of the performance criteria, the portion of the Award to be made in restricted stock will be equal to the dollar amount of (i) 15% of base salary for officers and 25% of base salary for the CEO, less (ii) the minimum amount of any withholding taxes due (as calculated with respect to both the taxes on the restricted stock and the cash portion of the award).  The remaining portion of the award will be paid in cash and will be equal to the minimum amount of withholding taxes required to be withheld by ARI in connection with the full value of the Award (restricted stock and cash portions).  In determining the minimum amount of withholding taxes required to be withheld by ARI, it will be assumed and is required that all recipients will make a Code Section 83(b) election at the time they receive the restricted stock portion of the Award.  The cash portion of such Award will be paid (in the form of withholding taxes) on the same date as the grant date of the restricted stock or on the first payroll date immediately thereafter.  Executives may not transfer vested shares of restricted stock for at least one year after the grant date. Executives may not sell more than 50% of their accumulated vested restricted shares until terminating employment.  Upon termination of employment, any unvested restricted shares will be forfeited, except as otherwise provided in any Change in Control Agreement between the Executive and ARI.

The shares to be issued pursuant to the LTEB will be expensed over the requisite service period plus the vesting period.  The Company expensed $40,000 in fiscal 2013 related to the requisite service period of the fiscal 2013 LTEB, which was approved by the Compensation Committee in September 2013.  The shares issuable in connection with the fiscal 2013 LTEB are expected to be issued in January 2014.

The Compensation Committee had the ability, in its discretion, to grant Mr. Olivier a number of shares of restricted stock based on the Compensation Committee’s subjective assessment of the Company’s performance against key financial targets, investor relations program activity, peer group comparisons and other subjective factors as the Compensation Committee may deem appropriate in its discretion.  The Compensation Committee granted 18,000 shares of restricted stock to Mr. Olivier in October 2012 under the 2010 Plan, pursuant to this discretion.  The shares vest as follows: 4,500 shares vested immediately; 4,500 shares vest in October 2013; 4,500 shares vest in October 2014; and 4,500 shares vest in October 2015.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards

	Number of Securities Underlying					Number of	Market Value
	Unexercised Options					Shares or	of Shares or
				Option	Option	Units of	Units of
				Exercise	Expiration	Stock that have	Stock that have
Name	Exercisable	Unexercisable		Price	Date	Not Vested	Not Vested
Roy W. Olivier	50,000			$2.100	09/15/2016	9,000 (3)	$27,000 (4)
	300,000			1.530	05/01/2018

Darin R. Janecek	5,000			0.800	07/06/2019	-	-
	25,000			0.855	12/07/2019	-	-
	37,500	12,500	(1)	0.625	12/10/2020	-	-
	10,000	10,000	(2)	0.810	10/19/2021	-	-

Jon M. Lintvet	5,000			0.815	04/27/2019	-	-
	50,000			0.670	10/01/2020	-	-
	30,000			0.843	09/19/2021	-	-

____________________

(1)

Unexercisable options will vest on July 31, 2014.

(2)

50% of unexercisable options will vest on each of July 31, 2014 and 2015.

(3)

The Compensation Committee granted 18,000 shares of restricted stock in October 2012 under the 2010 Plan as a discretionary bonus to Mr. Olivier.  The shares vest as follows: 4,500 shares vested immediately; 4,500 shares vested in October 2013; 4,500 shares vest in October, 2014; and 4,500 shares vest in October, 2015.

(4)

Based on a closing market price of the Company’s common stock on July 31, 2013 of $3.00 per share.

Agreements with Named Executive Officers

Mr. Olivier.  Effective October 31, 2011, the Company entered into an amended and restated employment agreement with Mr. Olivier.  The term of the amended and restated employment agreement is three years, subject to earlier termination in accordance with its terms.  Following the three-year term, the amended and restated employment agreement will automatically be renewed for successive one-year periods unless terminated by Mr. Olivier or the Company’s Board of Directors at least 30 days prior to the third year of the employment term or prior to the commencement of each renewal term.

The amended and restated employment agreement provides that Mr. Olivier will receive an annual salary of $250,000, subject to annual review and adjustment by the Compensation Committee of the Company’s Board.  During the term of the amended and restated employment agreement, Mr. Olivier will continue to be eligible to participate in the MIBP and is eligible to participate in stock option plans and grants, if any, that are offered to senior executive/officer employees of the Company, and will be entitled to receive perquisites and benefits provided by the Company to its senior executives, subject to applicable eligibility criteria.

In the event that Mr. Olivier is terminated without “cause,” by death or “disability” or for “good reason” (as such terms are defined in the amended and restated employment agreement), the amended and restated employment agreement provides that Mr. Olivier will have the right to receive any unpaid base salary and any earned but unpaid bonus due to him as of the effective date of the termination.  In addition, in the event Mr. Olivier is terminated without “cause” and for “good reason,” or if the Company does not renew the amended and restated employment agreement under such circumstances, he will have the right to receive (1) his base salary, at the rate in effect at the time of termination, for one year following the date of termination; (2) a bonus for the fiscal year in which the termination occurs, equal to the average of his annual bonus for the three fiscal years ending prior to the effective date of the termination; and (3) acceleration of all of his outstanding unvested options as of the date of the termination.  If Mr. Olivier is terminated for “cause” or if he resigns from employment with the Company, or if the amended and restated employment agreement is not renewed by Mr. Olivier, he will have the right to receive any unpaid base salary and any earned but unpaid bonus due to him as of the effective date of the termination.  If Mr. Olivier retires in accordance with any retirement plan or policy for senior executives adopted by the Company, he will have the right to receive any unpaid base salary and any earned but unpaid bonus due to him as of the effective date of the termination, and any additional benefits provided under the retirement plan or policy.

The amended and restated employment agreement also provides that the Board will nominate Mr. Olivier to serve as a director of the Company during the term of the amended and restated employment agreement, upon each expiration of Mr. Olivier’s term as a director, and will use its best efforts to encourage the shareholders to elect him as a director of the Company.  The amended and restated employment agreement contains customary confidentiality, non-competition and non-solicitation and other provisions.

Mr. Janecek.  In connection with his appointment as the Company’s Chief Financial Officer, on December 10, 2010, the Company entered into an employment agreement with Mr. Janecek.  On November 18, 2013 (the “Separation Date”), Mr. Janecek, separated from service in all of his positions with the Company and its subsidiaries.

In connection with the separation described above, on November 21, 2013, the Company entered into a Separation Agreement with Mr. Janecek, which superseded all prior agreements between the Company and Mr. Janecek, including his prior employment agreement.  Under the Separation Agreement, Mr. Janecek will receive his regular base wages through the Separation Date and payment for any accrued vacation that remained unused as of the Separation Date.  If approved by the Compensation Committee of the Company’s Board of Directors, Mr. Janecek will also receive any bonus earned but unpaid as of the Separation Date.  In consideration of certain undertakings made by Mr. Janecek in the Separation Agreement, the Company will pay him as severance an amount equal to 26 weeks of his regular base wages, payable in equal installments in accordance with the Company’s regular payroll practices and subject to normal deductions for income and employment taxes; and he will be permitted to exercise his previously vested options to purchase 77,500 shares of the Company’s common stock until February 14, 2013.  Unvested options held by Mr. Janecek as of the Separation Date were forfeited as of the Separation Date and are not exercisable.  The Separation Agreement contains customary releases, undertakings and confidentiality and non-solicitation provisions; a two-year non-compete provision; and other customary conditions and representations.

Mr. Lintvet.  On December 12, 2011, the Company entered into an employment agreement with Mr. Lintvet.  The term of Mr. Lintvet’s employment under the agreement was for an indefinite period and the agreement could have been terminated by either party at any time and for any reason or for no reason upon written notice to the other party.  On August 20, 2013, Mr. Lintvet resigned from his position as Vice President of Product and Chief Marketing Officer and effective August 20, 2013, Mr. Lintvet resigned as an employee of the Company.

The employment agreement provided that Mr. Lintvet would receive an annual salary of $165,000, subject to annual review by the Company’s President and/or CEO as approved by the Company’s Board.  Mr. Lintvet was eligible to participate in the MIBP; and was entitled to receive perquisites and benefits provided by the Company to its senior executive employees, subject to applicable eligibility criteria. During the term of his employment as Vice President of Product and Chief Marketing Officer, Mr. Lintvet was also eligible to participate in stock option and equity plans and grants, if any, that were offered to senior executive officers of the Company, as determined by the Compensation Committee and approved by the Board from time to time.

The agreement provided that, in the event that Mr. Lintvet would have been terminated without “cause” (as defined in the agreement) or in connection with Mr. Lintvet’s death or disability, or if Mr. Lintvet resigned his employment with the Company for “good reason” (as defined in the agreement), Mr. Lintvet would have had the right to receive any unpaid base salary and any earned but unpaid bonus due to him as of the effective date of the termination.  In addition, in the event of a termination without cause or for good reason, Mr. Lintvet would have been entitled (contingent upon his execution of a severance agreement) to receive his base salary as then in effect for nine months following the effective date of the termination and a prorated bonus payment.  If Mr. Lintvet would have been terminated for “cause” or if he would have resigned his employment with the Company without good reason, he would have the right to receive any unpaid base salary with respect to the period prior to the date of termination and any earned but unpaid bonus due to him as of the effective date of termination.

Mr. Lintvet’s employment agreement terminated in connection with his resignation.

Change of Control Agreements.  The Company has entered into Change of Control Agreements (“Change of Control Agreements”) with each of its executive officers.  The Change of Control Agreements are intended to reduce the incentive for officers not to support a transaction that is beneficial to shareholders for fear that their employment would be terminated, to retain the services of these officers and to provide for continuity of management in the event of any “Change of Control,” as defined below.  These Change of Control Agreements provide that each officer will receive severance benefits equal to two times the sum of salary and targeted bonuses and medical and dental plan continuation for two years if, within two years following a “Change of Control,” as defined below, the officer’s employment is terminated without cause or by the executive for good reason.  For this purpose, “good reason” is defined to include: (i) a material diminution of or interference with the officer’s duties and responsibilities; (ii) a change in the principal workplace of the officer to a location outside of a 50-mile radius from Milwaukee, Wisconsin; (iii) a reduction or adverse change in the salary, bonus, perquisites, benefits, contingent benefits or vacation time previously provided to the officer; or (iv) an unreasonable increase in the workload of the officer.  In addition, the officer will receive a prorated portion of the officer’s average annual bonus for the preceding three fiscal years.  If the officer leaves ARI for any other reason, within two years following a Change of Control, the officer will receive a prorated portion of the officer’s average annual bonus for the preceding three fiscal years.  The officer is under no obligation to mitigate amounts payable under the Change of Control Agreements.  In addition, upon a Change of Control, all stock options and similar awards become immediately vested and all deferred compensation becomes payable.

For purposes of the Change of Control Agreements, a “Change of Control” means any of the following events: the acquisition (other than from the Company) by any individual, entity or group, subject to certain exceptions, of beneficial ownership, directly or indirectly, of 50% or more of the combined voting power of the Company’s then outstanding voting securities; (ii) a merger, consolidation, share exchange, or sale or disposition of substantially all of the assets of the Company; or (iii) approval by the Company’s shareholders of a complete liquidation or dissolution of the Company.

Director Compensation for Fiscal 2013

	Fees Earned
	or Paid in	Stock	Option Awards	All Other
Name	Cash (1)	Awards (2)	(3) (4)	Compensation (5)	Total
Gordon J. Bridge	$97,500	$14,850	$-	$-	$112,350
Brian E. Dearing	45,500	28,530	9,780	-	83,810
James R. Johnson	35,000	14,850	-		49,850
William H. Luden, III	31,100	14,850	-	7,600	53,550
Dwight B. Mamanteo (6)	1,589	-	21,144	-	22,733
William C. Mortimore	34,900	14,850	-	-	49,750
Robert Y. Newell, IV	18,276	14,850	-	7,600	40,726
P. Lee Poseidon	34,498	14,850	-	7,600	56,948

____________________

(1)

Certain of the non-employee directors elected to receive a portion of their annual fees during fiscal 2013 in common stock rather than cash.  The amount of the fees received in common stock by each non-employee director in fiscal 2013 was as follows:  Mr. Bridge – $0; Mr. Dearing – $17,061; Mr. Johnson – $0; Mr. Luden, III – $3,479; Mr. Mamanteo – $0; Mr. Mortimore – $8,900; Mr. Newell – $17,276; and Mr. Poseidon – $17,248.

 (2)

The values set forth in this column represent the grant date fair values computed in accordance with FASB ASC Topic 718 for the applicable fiscal year.

 (3)

The values set forth in this column represent the fair market value of the fiscal 2013 option grants in accordance with FASB ASC Topic 718.  The assumptions used to determine these values are described in “Stock-based Compensation Plans”, Note 10 to the consolidated financial statements.

(4)

Total stock options held as of October 24, 2013 by individuals who were non-employee members of the Company’s Board of Directors during fiscal 2012 were as follows:  Mr. Bridge—124,385; Mr. Dearing—159,167; Mr. Johnson—10,000; Mr. Luden—10,000; Mr. Mamanteo—10,000; Mr. Mortimore—99,375; Mr. Newell—10,000; and Mr. Poseidon—19,000.

(5)

Each of Mr. Luden, III, Mr. Newell, IV and Mr. Poseidon were paid compensation of $7,600 in common stock during fiscal 2013 in recognition of their contribution to the successful completion of the Company’s acquisition of the assets of the Retail Services Division of Fifty Below Sales & Marketing.

(6)

Mr. Mamanteo was appointed to the Board of Directors effective June 5, 2013.

For fiscal 2013 service, each non-employee director received an annual cash retainer of $22,000 and 9,000 shares of the Company’s restricted common stock, which were granted in January 2013 and which will vest one year from the date of grant.  Audit Committee members receive an additional $6,000 per year ($10,000 for the chairman); Compensation Committee and Acquisitions Committee members receive an additional $4,000 per year ($7,000 for the chairman); and non-employee members of the Nominating Committee receive an additional $2,500 per year ($4,000 for the chairman).  Mr. Bridge received additional fees of $60,000 in fiscal 2013 in his capacity as lead director of an ad hoc committee of the Board established to explore and help evaluate potential strategic relationships and acquisitions.

The Chairman of the Board (currently Mr. Dearing) is compensated for his or her service as such at the rate of (a) one and one-half times that of the other non-employee directors for the cash portion of his or her regular Board service, (b) two times that of the other Directors for the equity portion of his or her regular Board service, and (c) one times that of the other Directors for service, including in an ex-officio, non-voting capacity, on any committee of the Board of Directors.  Mr. Dearing received a grant of 6,667 options and 18,000 shares of restricted stock in January 2013.

CERTAIN TRANSACTIONS

The Company’s Audit Committee Charter provides that the responsibilities of the Audit Committee include a review and approval of all material related party transactions with directors, executive officers, persons that are beneficial owners of more than 5% of the Company’s common stock (“5% Holders”).  While the Audit Committee Charter does not provide specific procedures as to the review of related party transactions, any such transactions are subject to review and evaluation by the Audit Committee based on the specific facts and circumstances of each transaction.

Securities Purchase Agreement and Warrant Issuance

On March 12, 2013, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Purchasers”) whereby the Company agreed to sell and the Purchasers agreed to purchase (1) an aggregate of 3,200,000 shares of the Company’s common stock, for an amount equal to a per share purchase price of $1.50, and (2) Warrants to purchase an aggregate of 1,066,667 shares of common stock.  In connection with the private placement and the subsequent exercise of 916,667 Warrants, the Company received gross cash proceeds of $6,150,000 and retirement of $300,000 of indebtedness.

Each of Peter H. Kamin and Michael D. Sifen were 5% Holders prior to the private placement, and purchased shares pursuant to the Purchase Agreement.  WCM and 12 West Capital Management Funds each became a 5% Holder as a result of the private placement.

The table below summarizes the participation of each of the 5% Holders and their affiliates in the private placement.

	Investment Amount	Shares of Common Stock	Shares Subject to Warrant
Peter H. Kamin Revocable Trust (1)	$ 375,000	250,000	83,333
12 West Capital Fund LP (2)	$ 926,100	617,400	205,800
12 West Capital Offshore Fund LP(2)	$ 423,900	282,600	94,200
Wynnefield Partners Small Cap Value, LP (3)	$ 405,000	270,000	90,000
Wynnefield Partners Small Cap Value, LP I (3)	$ 643,950	429,300	143,100
Wynnefield Small Cap Value Offshore Fund, Ltd. (3)	$ 301,050	200,700	66,900
Michael D. Sifen, Inc. (4)	$ 300,000	200,000	66,667

__________________________

(1)

Peter H. Kamin has sole voting and investment power over the shares held by the Peter H. Kamin Revocable Trust.

(2)

12 West Capital Management serves as the investment manager to 12 West Onshore Fund and 12 West Offshore Fund, and possesses the sole power to vote and the sole power to direct the disposition of all securities of the Company held by those entities.  Joel Ramin, as the sole member of 12 West Capital Management, LLC, the general partner of 12 West Management, possesses the voting and dispositive power with respect to all securities beneficially owned by 12 West Management.

(3)

WCM is the sole general partner of Partners and Partners I, and the sole investment manager of Offshore, and possesses the power to vote and the power to direct the disposition of all shares of common stock of the Company held by those entities.  On June 5, 2013, the Board of Directors of the Company appointed Dwight B. Mamanteo to the Board.  Mr. Mamanteo is a Portfolio Manager at WCI, a private investment management firm that is an affiliate of the Wynnefield Reporting Persons.

(4)

Michael D. Sifen is the sole shareholder and President of Michael D. Sifen, Inc. and possesses the power to vote and the power to direct the disposition of all shares of common stock of the Company held by Michael D. Sifen, Inc.  In connection with the private placement, the Company accepted retirement of $300,000 of indebtedness related to the Sifen Note as consideration for the shares of common stock issued to Mr. Sifen’s affiliate.

Warrant Amendments

On July 26, 2013 and July 29, 2013, the Company entered into individually negotiated Warrant Amendments with certain Purchasers, whereby the exercise price with respect to Warrants to purchase, in aggregate, 916,667 shares of common stock was reduced to $1.80 per share from the date of the Warrant Amendments through July 30, 2013, after which time the exercise would revert to $2.00 per share.  5% Holders who entered into Warrant Amendments included:  Peter H. Kamin Revocable Trust; 12 West Capital Fund, LP; 12 West Capital Offshore Fund, LP; Partners; Partners I; Offshore; and Michael D. Sifen, Inc.  All 916,667 of the amended Warrants were exercised at $1.80 per share effective July 30, 2013.

Customer Relationship

Briggs & Stratton Corporation is one of the Company’s customers and beneficially owns more than 5% of the Company’s common stock.  Briggs has entered into customer contracts with the Company in the ordinary course of business.  Generally, the contracts are one to three years and renew annually unless either party elects otherwise.  The Company invoiced Briggs & Stratton approximately $316,000 for products and services provided during fiscal 2013.  In addition, during fiscal 2013, Briggs provided graphic design and printing services to the Company for which the Company was charged approximately $15,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon its review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during fiscal 2013 pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, all of such forms were filed on a timely basis by or on behalf of reporting persons during fiscal 2013, except that late Forms 4 were filed in connection with one transaction by Mr. Poseidon, a director of the Company, one transaction by Mr. Olivier, President and Chief Executive Officer of the Company, and, to the Company’s knowledge, two transactions by Michael D. Sifen, a shareholder of the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information about shares of the Company’s common stock outstanding and available for issuance under the Company’s existing equity compensation plans:  the 2000 Employee Stock Purchase Plan, as amended, the 2000 Stock Option Plan and the 2010 Equity Incentive Plan.  The table details securities authorized for issuance under the Company’s equity compensation plans as of July 31, 2013.  The table does not include stock option grants, exercises or cancellations since July 31, 2013 and, in accordance with SEC rules, excludes information concerning the Company’s 401(k) plan.  The Company has discontinued granting options under the 2000 Stock Option Plan, although options are outstanding under that plan.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans [excluding securities reflected in column (a)] (c)
Equity compensation plans approved by security holders	1,381,246	$1.37	4,249

____________________

PROPOSAL TWO:  AMENDMENT AND RESTATEMENT OF THE 2010 EQUITY INCENTIVE PLAN

Introduction

The shareholders of the Company are asked to consider and approve the amendment and restatement of the ARI Network Services, Inc. 2010 Equity Incentive Plan (the “2010 Plan”), as described below. Equity compensation has historically been, and continues to be, a key component of the Company’s total compensation program. Obtaining shareholder approval of the amendment and restatement of the 2010 Plan is critically important to the Company’s ability to continue to attract, retain and motivate key talent, and position the Company for future success. Details regarding the background of this proposal and the material features of the Amended and Restated 2010 Equity Incentive Plan (the “A&R 2010 Plan”) are provided below.

In October 2013, the Board of Directors approved certain amendments to the 2010 Plan, in the form of the A&R 2010 Plan.  The A&R 2010 Plan was approved subject to the approval of the Company’s shareholders.  The Company is now seeking shareholder approval of the A&R 2010 Plan.  The proposed amendments include:

•

increase the aggregate number of shares of common stock from 650,000 shares to 1,850,000;

•

expand the potential awards under the A&R 2010 Plan to include incentive stock options (“ISOs”) and non-statutory stock options (“NSOs”), shares of restricted stock or restricted stock units, stock appreciation rights (“SARs”), and shares of common stock; and

•

increase the maximum number of shares available for issuance under the 2010 Plan in the form of shares of common stock, restricted shares or restricted stock units from 325,000 shares to 1,525,000.

The A&R 2010 Plan will become effective only when and if approved by the Company’s shareholders.

Background of the Proposal

The two main objectives of the Company’s executive compensation program are:

•

to offer a competitive total compensation value that will allow the Company to continue to attract, retain and motivate highly talented individuals to fill key positions; and

•

to align a significant portion of each executive officer’s total compensation with the performance of the Company and the interests of the Company’s shareholders.

Fulfilling these objectives is critical to the long-term success of the Company, and they apply not only to the compensation of the Company’s executive officers, but to key individuals in other positions throughout the Company who are deemed to be important to the Company’s success.

The Board of Directors of the Company adopted the A&R 2010 Plan in October 2013, subject to approval by the Company’s shareholders.  There are several reasons why the Board of Directors determined it was necessary to amend and restate the 2010 Plan at this time, as follows:

•

Given the importance of equity compensation in carrying out the compensation objectives of the Company, it is important that there be sufficient equity awards available for award to key contributors currently within the Company

•

and to attract and retain talented, highly qualified individuals as necessary for the continued growth and success of the Company.

•

The significant increase in the number of employees of the Company following the acquisition of the assets of 50 Below Sales & Marketing Inc.’s retail division in fiscal 2013 has also increased the number of employees who may be eligible to receive equity awards in the future.  Future growth, through acquisitions or otherwise, could further increase the Company’s need for flexibility to provide equity-based incentives and awards.

•

Effective beginning in fiscal 2013, the Company established a Long Term Executive Bonus Plan (the “LTEB”) for executives of the Company under the 2010 Plan.  The LTEB is intended to advance the interests of the Company by providing equity-based incentives that will encourage the executives of the Company to more closely identify with the shareholder interests and to place additional emphasis on achieving the Company’s corporate strategic objectives.  It is important for the future success of the Company that it have the ability to execute the LTEB and pursue other compensation arrangements as the Compensation Committee deems appropriate to attract and retain key individuals and further align their interests with the interests of the Company’s shareholders.

•

The Company significantly increased equity grants to executive officers and employees during fiscal 2013, including grants of restricted stock (including shares of common stock that were fully vested but which had minimal short-term sale restrictions) in lieu of cash bonuses at the election of certain executive officers, and in lieu of Board of Director fees at the election of certain directors.  The Board of Directors and the Compensation Committee believe that these grants were a prudent measure to preserve the Company’s cash position for purposes of executing the Company’s acquisition strategy, integrating the businesses acquired in fiscal 2013 and satisfying the Company’s debt obligations.  However, these grants significantly depleted the shares of common stock available for issuance under the 2010 Plan, which in turn has necessitated the proposed amendments incorporated in the A&R 2010 Plan.  The Company expects for the foreseeable future to continue to grant equity at a rate that is elevated relative to fiscal years prior to fiscal 2013.

The features of the 2010 Plan, which are described in detail below, were designed with the best interests of the Company and its shareholders in mind.

Material Features of the A&R 2010 Plan

Introduction and Purpose.  The Board of Directors adopted the ARI Network Services, Inc. 2010 Plan in November 2010 and it was approved at the 2010 annual meeting of shareholders.  The purpose of the 2010 Plan is to attract and retain certain selected officers, key employees, non-employee directors and consultants whose skills and talents are important to the Company’s operations, and to reward them for making major contributions to the success of the Company.

As further described below, the A&R 2010 Plan provides the Compensation Committee with the ability to award stock options to participants.  The Board of Directors believes the continued ability to grant stock options is a valuable tool for ensuring that the interests of participants are directly aligned with those of shareholders, since they recognize the value only if and to the extent that the value of the Company’s common stock increases.  The A&R 2010 Plan also provides the Compensation Committee with the flexibility to grant a variety of other equity-based awards to the extent it determines that doing so would be in the best interests of the Company and its shareholders.

The aggregate number of shares of common stock currently subject to the 2010 Plan is 650,000 shares; however, that number would be increased to 1,850,000 if the A&R 2010 Plan is approved by shareholders.  In addition, currently, a maximum of 325,000 of the shares available for issuance under the 2010 Plan can be in the form of restricted shares or restricted stock units; however, that number would be increased to 1,525,000 in connection with the A&R 2010 Plan.

The A&R 2010 Plan includes the following other provisions:

•

the exercise price for options and stock appreciation rights cannot be less than 100% of the fair market value of the Company’s common stock on the date of grant;

•

the exercise prices for options or stock appreciation rights cannot be repriced without shareholder approval, except to reflect changes to the capital structure of the Company as described in the 2010 Plan;

•

a maximum term of ten years for options and stock appreciation rights;

•

the 2010 Plan does not have liberal share counting provisions (such as provisions that would permit shares withheld for payment of taxes or the exercise price of stock options to be re-granted under the plan); and

•

awards cannot be transferred to third parties, with the exception of certain estate planning transfers, which can be made if the committee that administers the 2010 Plan approves such transfers.

The complete text of the A&R 2010 Plan is set forth in Appendix A.  The following summary of the material features of the A&R 2010 Plan is qualified in its entirety by reference to Appendix A.

Eligibility.  Persons eligible for awards under the A&R 2010 Plan include current and prospective employees, non-employee directors, consultants or other persons who provide services to the Company and who hold, or will hold, positions of responsibility and whose performance, in the judgment of the Compensation Committee or the management of the Company, can have a significant effect on the success of the Company.  As of October 15, 2013, approximately 280 individuals were eligible to participate in the 2010 Plan.

Administration.  The A&R 2010 Plan is administered by the Compensation Committee.  Except to the extent prohibited by applicable law, the Compensation Committee may delegate to the chief executive officer or to other senior officers of the Company its duties under the A&R 2010 Plan pursuant to such conditions or limitations as the Compensation Committee may establish.

Awards.  Awards under the 2010 Plan currently may include ISOs, NSOs, shares of restricted stock or restricted stock units, and SARs, each as described below.  Under the A&R 2010 Plan, the list of awards would be expanded to also include awards of shares of common stock.   The Compensation Committee is responsible for determining the type or types of awards to be made to each participant.  The terms, conditions and limitations applicable to each award, including any vesting requirements, will be set forth in the related award agreement.  Except as otherwise provided in an award agreement, in the event of a change of control (as defined in the A&R 2010 Plan), if a participant’s employment is involuntarily terminated (other than for “cause,” as defined under the 2010 Plan) within one year following or three months prior to the change of control, all awards held by the participant will become fully vested and immediately exercisable.

The A&R 2010 Plan will terminate on December 16, 2020, subject to early termination by the Company’s Board as described in the A&R 2010 Plan, and no awards may be made under the 2010 Plan after such date.

Stock Options.  Stock options are rights to purchase a specified number of shares of common stock for a purchase price of not less than 100% of the fair market value of the common stock on the date of grant.  The Compensation Committee may not reduce the purchase price for common stock pursuant to a stock option after the date of grant without the consent of the Company’s shareholders, except in accordance with certain exceptions set forth in the A&R 2010 Plan.  A stock option may be designated by the Compensation Committee in the award agreement as an NSO for all participants or an ISO for employee participants.  An ISO, in addition to being subject to applicable terms, conditions and limitations established by the Compensation Committee, must comply with Section 422 of the Code which, among other limitations, provides that the aggregate fair market value (determined at the time the option is granted) of common stock for which ISOs are exercisable for the first time by a participant during any calendar year may not exceed $100,000; that ISOs must be priced at not less than 100% of the fair market value on the date of the grant (110% in the case of a Participant who is a 10% shareholder of the Company within the meaning of Section 422 of the Code); and that ISOs must be exercisable for a period of not more than ten years (five years in the case of a Participant who is a 10% shareholder of the Company).  The other restrictions and conditions relating to an option grant will be established by the Compensation Committee and set forth in the award agreement.  At October 15, 2013, the closing price of the Company’s common stock was $3.15 per share.

Restricted Stock, Common Stock or Restricted Stock Unit Award.  A restricted stock, common stock or restricted stock unit award is an award of stock, or in the case of a restricted stock unit, a bookkeeping entry granting a participant the right to a share of common stock in the future, for some or no monetary consideration, as the Committee may specify.  Restricted stock and restricted stock unit awards may contain transferability or forfeiture provisions including a requirement of future services and such other restrictions and conditions as may be established by the Compensation Committee and set forth in the award agreement.  Common stock awards will not contain such restrictions.

SARs.  SARs or stock appreciation rights refers to a grant of the right to receive, upon exercise, the difference between the fair market value of a share of common stock on the date of exercise, and the grant value of each SAR.  The grant value will not be less than 100% of the fair market value of the common stock on the date of grant, as set forth in the award agreement.  The difference between the fair market value on the date of exercise and the grant value, multiplied by the number of SARs exercised (which we refer to as the “spread”), will be paid in shares of common stock with a fair market value equal to the spread.  However, the Company may, in the sole discretion of the Compensation Committee at the time of grant, determine to settle its obligation arising out of the exercise of an SAR by the payment of cash equal to the spread, or by the issuance of a combination of shares of common stock and cash, in the proportions determined by the Compensation Committee, with a fair market value equal to the spread.  The other restrictions and conditions of the SARs will be established by the Compensation Committee and set forth in the award agreement.

Amendment or Termination of the Plan.  The Board may, at any time, amend or terminate the A&R 2010 Plan.  However, no amendment or termination may adversely affect the rights of any participant or beneficiary under any award granted under the A&R 2010 Plan without the written consent of the affected participant or beneficiary prior to the date such amendment is adopted by the Board, and no amendment may increase the number of shares of common stock that may be issued under the A&R 2010 Plan without the approval of the Company’s shareholders.

Adjustments.  In the event of certain changes in the capital structure of the Company, the Compensation Committee must make proportionate equitable adjustments to outstanding awards such that the net value of the award is not changed.  Any adjustment action taken by the Compensation Committee will be conclusive and binding on all participants, the Company and their successors, assigns and beneficiaries.

Termination of Employment or Service.  In the event of termination of employment or service of a participant, awards under the A&R 2010 Plan will immediately terminate, unless the award agreement provides otherwise.  Notwithstanding the foregoing, the 2010 Plan provides that options will remain exercisable for a period of 90 days following a participant’s termination of employment (other than for “cause”) and one year following a participant’s termination of employment due to death or disability.  The Compensation Committee has discretion to provide the period for which, and the extent to which, options remain exercisable in the event of termination of employment resulting from retirement, death, disability or certain resignations determined to be in the best interests of the Company.  Restricted stock and restricted stock units which are not vested are generally forfeited upon termination of employment or service.

Federal Income Tax Consequences

Counsel for the Company has advised that, under current tax law, the federal income tax consequences of NSOs, ISOs, restricted stock, restricted stock units and SARs proposed to be granted under the A&R 2010 Stock Option Plan are generally as follows:

NSOs.  The grant of an NSO will have no federal income tax consequences to the Company or to a participant.  A participant will recognize taxable ordinary income at the time of exercise of the option in an amount equal to the excess of the fair market value of the shares acquired at the time of exercise over the option price, and the Company will ordinarily be entitled to a deduction for such amount.  Gains recognized on the exercise of options by employees will be subject to income and employment tax withholding.  The holder of shares acquired upon exercise of an NSO will, upon a subsequent disposition of such shares, generally recognize a short-term or long-term capital gain or loss, depending upon the holding period of the shares, equal to the difference between the amount realized on the sale and the basis in such shares (the sum of the option price and the amount taxed as ordinary income at the time of exercise).

ISOs.  Neither the grant nor exercise of an ISO will generally have any federal income tax consequences for a participant.  The amount by which the fair market value of the shares acquired upon the exercise of an ISO exceeds the option price as of the date of exercise, however, is an item of “tax preference” for purposes of computing the alternative minimum tax on individuals.  If a participant has held the shares acquired on the exercise of an ISO for at least two years from the date of the grant of the option and at least one year from the date of exercise, the participant will recognize taxable long-term capital gain or loss upon a subsequent disposition of the shares.  In such circumstances, no deduction would be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the option or the transfer of shares acquired upon such exercise.  If, however, the participant disposes of his or her shares within the holding periods described above, (i) the participant will recognize ordinary income in an amount equal to the difference between the fair market value of such shares on the date of exercise and the option price, provided that, if the disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized by the participant and the amount realized from such sale or exchange is less than the fair market value on the exercise date, then the ordinary income will be limited to the excess of the amount realized upon the sale or exchange of the shares over the option price; (ii) the Company will be entitled to a deduction for such year in the amount of the ordinary income so recognized; and (iii) the participant will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon such sale or exchange of the shares and the sum of the option price plus the amount of ordinary income, if any, recognized upon such disposition.

Restricted Stock.  The grant of restricted stock is not a taxable event to a participant, absent an election under Section 83(b) of the Internal Revenue Code (the “Code”).  If no election is made, the participant will recognize income, taxable for income tax purposes at ordinary rates, upon the lapse of the restrictions governing the shares.  The amount of the income will equal the fair market value of the shares when the restrictions lapse, less any amount paid by the participant for the shares.  If the participant makes a Section 83(b) election within 30 days of the date of grant, he or she will be deemed to have received ordinary income at the time of the grant of the restricted shares equal to their fair market value at the date of grant less any amount paid by the participant for the shares, determined without regard to the restrictions imposed thereon.  In both cases, the amount taxed as ordinary income will be subject to income and employment tax withholding if the participant is an employee.  If the restricted shares are subsequently forfeited after a Section 83(b) election and before the restrictions lapse, the participant is not entitled to claim the loss for income tax purposes.  The Company will be entitled to a deduction for income tax purposes when the participant recognizes ordinary income, either as a result of a Section 83(b) election or because of the lapse of the restrictions.  The amount of the deduction will generally equal the amount of ordinary income recognized by the participant.

Common Stock.  The grant of common stock is a taxable event to a participant.  The participant will be deemed to have received ordinary income at the time of the grant of the shares equal to their fair market value at the date of grant less any amount paid by the participant for the shares.  The amount taxed as ordinary income will be subject to income and employment tax withholding if the participant is an employee.  The Company will be entitled to a deduction for income tax purposes when the participant recognizes ordinary income.  The amount of the deduction will generally equal the amount of ordinary income recognized by the participant.

Restricted Stock Units.  A participant will not be deemed to have received taxable income upon the grant or vesting of restricted stock units.  However, upon vesting, the then fair market value of the units is subject to income and employment tax withholding if the participant is an employee.  The participant will recognize taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant.  If the participant is an employee, the ordinary income recognized on distribution is subject to income and employment tax withholding.  Upon the distribution of shares to a participant with respect to restricted stock units, the Company will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income recognized by the participant.  The basis of the shares of common stock received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares plus any amount paid for the restricted stock units, and a gain or loss recognized by the participant on a subsequent disposition of any such shares will generally be capital gain or loss.  A participant’s holding period will commence on the date the shares are distributed to the participant.

SARs.  A participant will not be deemed to have received taxable income upon the grant or vesting of an SAR.  Upon the exercise of an SAR, a participant generally will be deemed to have received income, taxable for federal income tax purposes at ordinary income rates, equal to the fair market value at the time of exercise of any common stock received plus the amount of any cash received, and the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant as a result of such exercise.  Gains recognized on the exercise of SARs by employees will be subject to income and employment tax withholding.  The basis of shares received upon the exercise of an SAR will equal the fair market value of the shares at the time of exercise, and a gain or loss recognized by the participant on a subsequent disposition of any such shares will generally be capital gain or loss.  A participant’s holding period will commence on the date the shares are distributed to such participant.

The foregoing summary does not contain a complete analysis of all the potential tax consequences of the types of awards proposed to be granted under the 2010 Plan, including employment tax and state, local or foreign income tax consequences.

New Plan Benefits

2010 Equity Incentive Plan

The amounts, if any, which may be received by the Company’s senior executives under the A&R 2010 Plan in future periods are not yet determinable.  Therefore, it is not possible to determine with certainty the dollar value or number of shares of the Company’s common stock that will be issued under the A&R 2010 Plan as a result of this proposal.

The following table sets forth the awards and the dollar value of the awards granted under the 2010 Plan during fiscal 2013 to (i) each of our named executive officers, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all employees other than executive officers as a group.

		Dollar Value
	Restricted	of Restricted		Dollar Value
Name	Stock	Stock	Options	of Options
Roy W. Olivier, President and Chief	43,817	$51,359	-	$-
Executive Officer, Director
Darin R. Janecek, Chief Financial Officer,	9,489	13,852	-	-
Treasurer, Secretary (1)
Jon M. Lintvet, Vice President of Products,	4,549	15,506	-	-
Chief Marketing Officer (2)
Gordon J. Bridge, Director	9,000	14,850	-	-
Brian E. Dearing, Chairman of the Board,	18,000	28,530	6,667	9,780
Director
James R. Johnson, Director	9,000	14,850	-	-
William H. Luden, III, Director	14,000	22,450	-	-
Dwight B. Mamanteo, Director	-	-	10,000	21,144
William C. Mortimore, Director	9,000	14,850	-	-
Robert Y. Newell, IV, Director	14,000	22,450	-	-
P. Lee Poseidon, Director	14,000	22,450	-	-
All current executive officers as a group	81,759	133,045	-	-
All current non-employee directors as a group	87,000	140,430	16,667	30,924
All employees who are not executive officers	37,508	66,132	139,001	171,672
as a group

__________________

(1)

On November 18, 2013, Darin R. Janecek, Vice President of Finance and Chief Financial Officer of the Company, separated from service in all of his positions with the Company and its subsidiaries.

(2)

Jon M. Lintvet is no longer an executive officer of the Company, effective August 20, 2013.

In order to ensure that the Company is able to continue to incorporate equity compensation as a critical component of its executive compensation program, and for the reasons described above, the Board of Directors recommends a vote FOR amendment and restatement of the 2010 Plan.

PROPOSAL THREE:  AMENDMENT OF 2000 EMPLOYEE STOCK PURCHASE PLAN

Introduction

The shareholders of the Company are asked to consider and approve an amendment to the ARI Network Services 2000 Employee Stock Purchase Plan (the “ESPP”), as described below.  The purpose of the ESPP is to provide eligible employees of the Company and its subsidiaries with an opportunity to purchase common stock of the Company through accumulated payroll deductions.  The ESPP has been, and continues to be, a key component of the Company’s employee stock ownership strategy.  The Board of Directors believes that employee stock ownership is key to motivating employees, and aligns the interests of employees with shareholders.  Obtaining shareholder approval of the amendment to the ESPP is critically important to the Company’s ability to attract, retain and motivate key talent for the Company, and position the Company for future success. Details regarding the background of this proposal and the material features of the ESPP are provided below.

Proposed Amendment

The Company is seeking shareholder approval of an amendment to the ESPP to increase the number of shares of common stock authorized for sale under the ESPP from 225,000 to 575,000.  In October 2013, the Board of Directors adopted the proposed amendment to the ESPP, subject to approval by the Company’s shareholders.  The amendment to the ESPP will become effective only when and if approved by the Company’s shareholders.

Background

The reserve of shares available for purchase under the ESPP has been rapidly depleted recently due to the rapid increase in the number of employees of the Company following the acquisition of the assets of 50 Below Sales & Marketing Inc.’s retail division in fiscal 2013.  The Company projects that the ESPP may have insufficient shares available to fulfill employee purchases as of the quarter ending January 31, 2014.

Material Features of the ESPP

The complete text of the ESPP is set forth in Appendix B.  The following summary of the material features of the ESPP is qualified in its entirety by reference to the text of the ESPP.

Introduction and Purpose.  The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.  Eligible employees who elect to participate may have up to 10% of their compensation from the Company withheld pursuant to the ESPP.  The amount withheld is then used to purchase shares of common stock on the last day of the “offering period,” which is generally the period commencing on January 1 and ending on December 31 of each year.  The price of the common stock purchased under the ESPP during an offering period is equal to the lower of:

•

85% of the fair market value of the Company’s shares on the first day of the offering period, or

•

85% of the fair market value of the Company’s shares on the last day of the offering period.

At October 29, 2013, the closing price of the Company’s common stock was $3.23 per share.  Pending shareholder approval of the proposed amendment, and subject to certain adjustments as described below, a maximum of 575,000 shares of the Company’s common stock will have been authorized for sale under the ESPP, of which 324,589 remained available for sale as of October 29, 2013.

Eligibility.  Any person who is an employee of the Company is eligible to participate in the ESPP, provided he or she has a minimum period of continuous service with the Company of six months as of the first day of the offering period.  Notwithstanding the foregoing, no executive officer will be eligible to participate in the ESPP unless the Compensation Committee determines otherwise prior to the applicable offering period.

Limitations.  An employee may not be granted a purchase right for a purchase period if immediately after the grant, he or she would own five percent or more of the total combined voting power or value of all classes of stock of the Company.  An employee cannot receive purchase rights that, in combination with purchase rights under other plans qualified under Section 423 of the Code, would result during any calendar year in the purchase of shares having an aggregate fair market value of more than $25,000.  Further, an employee cannot receive purchase rights that entitle such employee to purchase more than 5,000 shares of common stock ruing an offering period.  Purchase rights granted under the ESPP are not transferable except by will or by the laws of descent and distribution and are exercisable only by the employee during the employee’s lifetime.

Term of the ESPP.  The ESPP will continue in effect until all of the shares of common stock reserved for sale under the ESPP, as increased or adjusted from time to time, have been issued, unless sooner terminated in accordance with its terms.

Administration.  The ESPP is administered by the Compensation Committee.  The Compensation Committee has full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, to determine eligibility and to adjudicate all disputed claims under the ESPP.

Amendment or Termination of the Plan.  The Board of Directors may, from time to time, amend the ESPP in any respect, except that no amendment may be made without the approval of the Company’s shareholders to increase the aggregate number of shares that may be issued under the ESPP (except for certain adjustments permitted under the terms of the ESPP) or for which shareholder approval is required under applicable tax, securities or other laws.  The ESPP and all rights of participants under the ESPP may terminate at any time, at the discretion of the Board or the Compensation Committee.  Upon any termination of the ESPP, all amounts in the accounts of participating employees will be either (1) promptly refunded in total, or (2) refunded to the extent not used to purchase common stock, in the sole discretion of the Compensation Committee.

Adjustments.  In the event of certain changes in the capital structure of the Company, subject to any required action by the Company’s shareholders, the shares reserved for sale under, and the price and number of shares of common stock covered by each option under the ESPP, will be proportionately adjusted.  In the event of a change of control of the Company (as defined in the ESPP), the offering period then in progress will be shortened by the Compensation Committee’s setting a new exercise date that will be before the date of the change of control.

Termination of Employment.  Upon a participant’s ceasing to be an employee of the Company for any reason, such participant will be deemed to have elected to withdraw from the ESPP and the payroll deductions credited to such participant’s account but not yet used to purchase common stock will be returned to such person (or, in the case of death of a participant, to such participant’s designated beneficiary).

Federal Income Tax Consequences

Counsel for the Company has advised that, under current tax law, the federal tax consequences of the ESPP to participants and the Company are generally as follows:

Tax Treatment of Participating Employees.  Participating employees will not recognize income when they enroll in the ESPP or when they purchase shares.  All tax consequences are deferred until the participating employee disposes of the shares.  If the participating employee holds the shares for one year or more after the purchase date and two years or more after the offering date, or if the participating employee dies while owning the shares, the participating employee will generally recognize ordinary income when disposing of the shares equal to the difference between the purchase price and the fair market value of the shares on the date of disposition, or 15% of the fair market value of the shares on the offering date, whichever is less.  Any additional gain will be taxed as long-term capital gain.  If the shares are sold for less than the purchase price, there is no ordinary income, but the participating employee will have a long-term capital loss for the difference between the purchase price and the sale price.  If a participating employee sells or gifts the shares less than one year after the purchase date or less than two years after the offering date, the participating employee will generally have ordinary income equal to the difference between the purchase price and the fair market value on the purchase date.  The difference between the sale price and the fair market value on the purchase date will be a capital gain or loss, taxable at short-term capital gain rates if the shares are held 12 months or less and at long-term capital gain rates if the shares are held longer than 12 months.

Tax Treatment of the Company.  When a participating employee recognizes ordinary income by disposing of shares before the one-year or two-year holding period ends, the Company will generally be entitled to a tax deduction in the amount of the ordinary income.

The foregoing summary does not contain a complete analysis of all potential tax consequences to the participants and the Company under the ESPP, including employment tax and state, local or foreign income taxes.

Plan Benefits

Because participation in the ESPP is voluntary, the benefits or amounts that will be received in the future by any person or group under the ESPP cannot be determined.  Executive officers and directors were not eligible to participate in the ESPP in fiscal 2013.]  All employees who are not executive officers of the Company, in aggregate, purchased 15,155 shares of common stock under the ESPP in fiscal 2013.

The Board of Directors recommends a vote FOR the approval of the proposed amendment to the ARI Network Services, Inc. 2000 Employee Stock Purchase Plan.

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PROPOSAL FOUR: ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Company seeks your advisory vote on our executive compensation program and asks that you support the compensation of our named executive officers as disclosed in the accompanying tables contained in this proxy statement.  We are providing this vote as required pursuant to Section 14A of the Securities Exchange Act of 1934.  We are asking shareholders to approve the following resolution regarding our executive compensation program:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.

The Company provides technology-enabled services that help our customers effectively and efficiently sell more whole goods, parts, garments and accessories (“PG&A”).  Our customer base of more than 22,000 dealers, 195 distributors, and 140 manufacturers utilize the Company’s products and services to drive and manage leads, efficiently service consumers at the parts counter, and enable eCommerce sales of PG&A.  The Company’s solutions are aimed at markets with complex equipment requiring service and sold through an independent dealer channel including the outdoor power, powersports, marine, RV, automotive wheel and tire, and white goods markets.

To be successful, the Company needs senior executives who have the capability and experience to operate effectively in this sector.  A guiding principle of the Company’s compensation program is to provide pay opportunities that are competitive in attracting and retaining key employees, including named executive officers.  Other key objectives of the program are to align compensation to shareholder interests and, as an element of that objective, to pay for results and not pay for failure.

As described above in the section above entitled “Executive Compensation,” the goal of our compensation package is to motivate our executive officers to achieve strong financial performance, particularly revenue growth and stock price appreciation, and to achieve our corporate strategic objectives.  Our executive compensation program includes salary, an annual management incentive bonus plan, and a Long Term Executive Bonus Plan focused on equity-based compensation.  We believe that our executive compensation program serves to align the interests of our executive officers with the interests of our shareholders.

Approval of the Company’s executive compensation policies and procedures would require that the number of votes cast in favor of the proposal exceed the number of votes cast against it.  Abstentions and broker non-votes will not be counted as votes cast.  Because this shareholder vote is advisory, it will not be binding upon the Board of Directors.  However, the executive compensation and human resources committee will take into account the outcome of the advisory vote when considering future executive compensation arrangements.

The Board of Directors recommends you vote FOR the proposal to approve the compensation of our named executive officers.

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PROPOSAL FIVE: ADVISORY VOTE ON THE FREQUENCY OF VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are providing this vote as required pursuant to Section 14A of the Securities Exchange Act of 1934.  Section 14A of the Securities Exchange Act requires that at least once every six years the Company submit for an advisory shareholder vote a proposal on the frequency of the shareholder vote on executive compensation.  Accordingly, this proposal provides shareholders with the opportunity to cast an advisory vote to determine whether the advisory shareholder vote on executive compensation should occur every one, two or three years, or to abstain from voting.

Our Board of Directors has determined that holding a “say-on-pay” vote every three years is most appropriate for the Company and recommends that you vote in favor of three years.  The Board believes that holding a triennial advisory vote is consistent with the Company’s approach to executive compensation.  Our executive compensation programs are designed to enhance the long-term growth of the Company.  The Board believes that a triennial advisory vote provides the Compensation Committee and the Board an appropriate amount of time to evaluate the results of the most recent advisory vote on executive compensation, and to develop and implement any appropriate adjustments to our executive compensation programs.  In addition, a triennial frequency also gives shareholders a longer period of time to evaluate the effectiveness of the Company’s compensation strategies and related business outcomes.  In contrast, an annual vote could encourage an emphasis on short-term results, which could be inconsistent with our long-term growth objectives.

A triennial “say on pay” vote would not foreclose shareholder engagement on executive compensation during interim periods.  Specifically, shareholders can currently provide input to the Board about our executive compensation practices by communicating directly with the Board, its committees or individual directors, as indicated in “Corporate Governance” above.  The advisory vote to determine whether the advisory shareholder vote on executive compensation should occur every one, two or three years is a plurality vote.  The Company will consider shareholders to have expressed a non-binding preference for the frequency option that receives the most favorable votes.  Because this shareholder vote is advisory, it will not be binding upon the Board of Directors.  However, the Board of Directors values the opinions expressed by our shareholders and will take into account the outcome of the vote when determining how often the shareholder advisory vote on executive compensation will occur.  Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

The proxy card provides shareholders with four choices (every one, two or three years, or abstain).  Shareholders are not voting to approve or disapprove the Board’s recommendation.

The Board of Directors recommends a vote in favor of THREE YEARS as the frequency of the advisory shareholder vote on the compensation of our named executive officers.

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REPORT OF THE AUDIT COMMITTEE

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors and to report the results of its activities to the Board.  Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  A complete description of the Committee’s duties is set forth in its charter.

In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under standards of the Public Company Accounting Oversight Board (United States).  In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with auditors’ independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit.  The Committee meets with the independent auditors, with and without management present, to discuss the results of their examination and their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.  The Committee held seven meetings during fiscal 2013.

In reliance on the views and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended July 31, 2013 for filing with the Securities and Exchange Commission.  The Committee has also approved the appointment of the Company’s independent auditors for fiscal 2014.

Audit Committee of the Board of Directors of ARI Network Services, Inc.:

William C. Mortimore (Chairman)

Gordon J. Bridge

P. Lee Poseidon

Brian E. Dearing (non-voting)

Robert Y. Newell, IV

James R. Johnson

AUDITOR’S FEES

Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories, were as follows:

	2013	2012
Audit fees	$195,580	$104,000
Audit related fees	32,171	2,500
Tax fees	—	—
All other fees	16,395	2,250
Total	$244,146	$108,753

The Audit Committee pre-approves all audit and permitted no-audit services provided by the independent auditors, unless such pre-approval is waived in accordance with Item 2-01(c)(7)(i)(C) of Regulation S-X.  These services may include audit services, audit-related services, tax services and other services.  Amounts included in audit related fees relate to additional matters that arose during the course of the audit and amounts included in all other fees are for consulting services related to equity compensation plans.  The Audit Committee has delegated the authority to grant pre-approval of auditing or allowable non-audit services to the chairman of the Audit Committee.  Each pre-approval decision pursuant to this delegation is to be presented to the full Audit Committee at its next scheduled meeting.

PROPOSAL SIX:  RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed Wipfli LLP to serve as the Company’s independent accountant to audit the books and accounts of the Company and its subsidiaries for the fiscal year ending July 31, 2014.  The Board of Directors has recommended that shareholders ratify this appointment.  It is intended that the shares represented by the proxy will be voted (unless the proxy indicates to the contrary) for ratification of the appointment.  Wipfli LLP also served as the Company’s independent accountant for the fiscal year ended July 31, 2013.  A representative of Wipfli LLP is expected to be present at the meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

The board of directors recommends you vote FOR the ratification of the appointment of Wipfli LLP as our independent auditors for the fiscal year ending July 31, 2014, and your proxy will be so voted unless you specify otherwise.

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OTHER MATTERS

Other Proposed Action

The Board of Directors of the Company knows of no other matters which may come before the meeting.  However, if any matters other than those referred to above should properly come before the meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their discretion.

Shareholder Proposals

All proposals of shareholders for nominations of persons for election to the Board of Directors must be received by the Company at its executive offices no earlier than August 10, 2014 and no later than October 9, 2014, and must otherwise be in accordance with the Bylaws of the Company.  All other proposals of shareholders intended to be presented at the Company’s fiscal 2014 Annual Meeting must be received by the Company at its executive offices on or before October 9, 2014, in order to be presented at the meeting (and must otherwise be in accordance with the requirements of the Bylaws of the Company) and must be received by August 5, 2014 to be considered for inclusion in the proxy statement for that meeting.

Costs of Solicitation

The expenses of printing and mailing proxy materials, including reasonable expenses involved in forwarding materials to beneficial owners of common stock, will be borne by the Company.  In addition, directors, officers or employees of the Company may solicit the return of proxies from certain shareholders by telephone, e-mail, facsimile or personal solicitation.

SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ONLINE AT WWW.INVESTOR.ARINET.COM OR, AT NO COST, BY WRITING TO THE INVESTOR RELATIONS DEPARTMENT, ARI NETWORK SERVICES, INC., 10850 WEST PARK PLACE, SUITE 1200, MILWAUKEE, WISCONSIN 53224.

BY ORDER OF THE BOARD OF DIRECTORS

Roy W. Olivier, Acting Secretary

December 3, 2013

APPENDIX A

Amended and Restated 2010
Equity Incentive Plan

Amended and Restated effective January 7, 2014

1.  Objectives.  The ARI Network Services, Inc. 2010 Equity Incentive Plan is designed to attract and retain certain selected officers, key employees, non-employee directors and consultants whose skills and talents are important to the Company’s operations, and reward them for making major contributions to the success of the Company.  These objectives are accomplished by making awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company.

2.  Definitions.

(a)  “Award” shall mean an Option, share of Common Stock, share of Restricted Stock, Restricted Stock Unit or SAR (stock appreciation right) awarded to a Participant pursuant to such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

(b)  “Award Agreement” shall mean the agreement that sets forth the terms, conditions and limitations applicable to an Award.

(c)  “Board” shall mean the Board of Directors of ARI Network Services, Inc.

(d)  “Cause” shall mean (i) the willful and continued failure by the Participant to substantially perform the Participant’s duties with the Company (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) for a period of at least ten days after a written demand for substantial performance is delivered to the Participant which specifically identifies the manner in which the Participant has not substantially performed his or her duties, or (ii) the willful engaging by the Participant in misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.  For purposes of this Plan, no act or failure to act on the Participant’s part shall be considered “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that such action or omission was in the best interest of the Company.  Notwithstanding the foregoing, the Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Participant a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the Board of the Company, excluding the vote of the Participant if the Participant is on the Board, at a meeting of the Board called and held for such purposes (after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant’s counsel, to be heard before the Board), stating that in the good faith opinion of the Board the Participant was guilty of conduct constituting Cause as set forth above and specifying the particulars thereof in detail.

 (e)  “Change of Control” shall mean any of the following:

(i)  the acquisition by an individual, entity or group, acting individually or in concert (a “Person”) of beneficial ownership of more than 50% of the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”); provided, however, that for purposes of this Subsection 2(e)(i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of Subsection 2(e)(ii) below; or

 (ii)  consummation of a reorganization, merger or consolidation, share exchange, or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Common Stock immediately prior to such

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Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of, respectively, the then outstanding common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of the corporation resulting from such Business Combination were members of the Board of the Company at the time of the execution of the initial agreement providing for such Business Combination; or

 (iii)  approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(f)  “Common Stock” or “Stock” shall mean the $.001 par value common stock of ARI Network Services, Inc.

(g)  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h)  “Committee” shall be the Compensation Committee of the Board, unless the Board designates a different qualifying Committee.  Except as otherwise determined by the Board, the Committee shall be so constituted as to permit grants of Options to comply with Section 162(m) of the Code and any regulations promulgated thereunder, or any other statutory rule or regulatory requirements.

 (i)  “Company” shall mean ARI Network Services, Inc. and its direct and indirect subsidiaries, and partnerships and other business ventures in which ARI Network Services, Inc. or its direct or indirect subsidiaries have a significant equity interest, as determined in the sole discretion of the Committee.  For purposes of defining whether a Participant is receiving stock of a “service recipient” under Section 409A of the Code and the guidance thereunder, this definition of “Company” shall be deemed to include the broadest definition of entities permissible under such guidance.

(j)  “Fair Market Value” shall mean the closing price of the Common Stock on the NASDAQ Over-The-Counter Bulletin Board (or if the Common Stock is not then traded on the Over-The-Counter Bulletin Board, the closing price on such other exchange or inter-dealer quotation system on which the Common Stock is listed) as reported in any commonly-accepted electronic medium or other authoritative source on the indicated date.  If no sales of Common Stock were made on said bulletin board (or other exchange or inter-dealer quotation system) on that date, “Fair Market Value” shall mean the closing price of Common Stock as reported for the most recent preceding day on which sales of Common Stock were made on said bulletin board (or other exchange or inter-dealer quotation system), or, failing any such sales within two (2) weeks prior to the indicated date, such other market price as the Board or the Committee may determine in conformity with pertinent law and regulations of the Code and Treasury Department.

(k)  “Incentive Stock Option” shall mean an option to purchase shares of Common Stock which complies with the provisions of Section 422 of the Code.

(l)  “Nonstatutory Stock Option” shall mean an option to purchase shares of Common Stock which does not comply with the provisions of Section 422 of the Code or which is designated as such pursuant to Paragraph 7 of the Plan.

(m)  “Option” shall mean (i) with respect to an employee, an Incentive Stock Option or Nonstatutory Stock Option granted to a Participant by the Committee pursuant to Section 7 hereof and (ii) with respect to any non-employee, a Nonstatutory Stock Option granted to a Participant by the Committee pursuant to Section 7 hereof.

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 (n)  “Participant” shall mean a current, prospective or former employee, non-employee director, consultant or other person who provides services to the Company to whom an Award has been made under the Plan.

(o)  “Plan” shall mean the ARI Network Services, Inc. 2010 Equity Incentive Plan.

(p)  “Restricted Stock” shall mean shares of Common Stock granted to a Participant by the Committee pursuant to Section 7 hereof, which are subject to restrictions set forth in an Award Agreement.

(q)  “Restricted Stock Unit” shall mean a right to receive one share of Common Stock or cash equivalent to the Fair Market Value thereof granted to a Participant pursuant to Section 7, hereof, subject to the restrictions set forth in the Award Agreement.

 (r)  “SAR” shall mean a stock appreciation right with respect to one share of Common Stock granted to a Participant pursuant to Section 7 hereof, subject to the restrictions set forth in the Award Agreement.

3.  Eligibility.  Current and prospective employees, non-employee directors, consultants or other persons who provide services to the Company eligible for an Award under the Plan are those who hold, or will hold, positions of responsibility and whose performance, in the judgment of the Committee or the management of the Company (if such responsibility is delegated pursuant to Section 6 hereof), can have a significant effect on the success of the Company.  However, Incentive Stock Options may only be issued to employees of the Company and its subsidiary corporations within the meaning of Section 424(f) of the Code.

4.

Common Stock Available for Awards.

(a)  Number of Shares.  Subject to adjustment as provided in Section 13 hereof, the number of shares that may be issued under the Plan for Awards during the term of the Plan is 1,850,000 shares of Common Stock, which may be treasury shares or authorized but unissued shares of Common Stock, or a combination of the two, all of which may be in the form of Incentive Stock Options.  For purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan, (i) any shares of Common Stock subject to any Award under this Plan which terminates by expiration, forfeiture, cancellation, is settled in cash in lieu of shares or otherwise without the issuance of shares shall be available for grant under the Plan; (ii) upon the exercise of a stock-settled SAR or Option granted under the Plan, the full number of shares represented by the SAR or Option exercised (including any shares withheld to satisfy taxes and any shares used to exercise an Award, whether directly or by attestation) shall be treated as shares of Common Stock issued under the Plan, notwithstanding that a lesser amount of shares or cash representing shares of Common Stock may have been actually issued or paid upon such exercise; (iii) shares of Common Stock withheld to satisfy taxes on any Award, to the extent not already treated as issued pursuant to the above, shall be treated as issued hereunder; and (iv) shares of Common Stock that are repurchased by the Company with Option proceeds shall not be added to the aggregate plan limit described above.

(b)  Limits.  Subject to adjustment as provided in Section 13 hereof, no individual shall be eligible to receive Options over more than 250,000 shares of Common Stock reserved under the Plan in any one calendar year and the Company will not issue more than 1,525,000 shares of unrestricted Common Stock, Restricted Stock or Restricted Units during the term of the Plan.  For purposes of determining the maximum number of these types of Awards available for grant under the Plan, any Awards which are forfeited to the Company, shall be treated, following such forfeiture, as Awards that have not been granted under the Plan.

 (c)  Securities Law Filings.  The Company shall take whatever actions are necessary to file required documents with the U.S. Securities and Exchange Commission and any other appropriate governmental authorities and stock exchanges to make shares of Common Stock available for issuance pursuant to Awards.

5.  Administration.  The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret the Plan, to determine which persons are Participants, to determine which type of Awards shall be granted to Participants, grant waivers of Award restrictions, and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Company and in keeping with the objectives of the Plan.  All determinations made by the Committee regarding the Plan or an Award shall be binding and conclusive as regards the Company, the Participants, and any other interested persons.

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6.  Delegation of Authority.  Except to the extent prohibited by applicable law or the applicable rules of a stock exchange on which the Common Stock is listed, the Committee may delegate to the chief executive officer or to other senior officers of the Company its duties under the Plan, other than grants of Awards to executive officers of the Company, pursuant to such conditions or limitations as the Committee may establish.  Any such delegation may be revoked by the Committee at any time.

7.  Awards.  The Committee shall set forth in the related Award Agreement the terms, conditions, performance requirements and limitations applicable to each Award including, but not limited to, continuous service with the Company, forfeiture of Awards and proceeds from Awards in the event the Participant competes with the Company or violates any confidentiality or nonsolictiation obligations owed to the Company, conditions under which acceleration of vesting will occur, and achievement of specific business objectives.  The types of Awards available under the Plan are those listed in this Section 7.

(a)  Option.  An Option is the grant of a right to purchase a specified number of shares of Common Stock the purchase price of which (the “Exercise Price”) shall be not less than 100% of Fair Market Value on the date of grant.  In addition, the Committee may not reduce the purchase price for Common Stock pursuant to an Option after the date of grant without the consent of the Company’s shareholders, except in accordance with adjustments pursuant to Section 13 hereof.  Further, an Option may not be exercisable for a period in excess of ten years.  An Option may be designated by the Committee in the Award Agreement as a Nonstatutory Stock Option for all Participants or an Incentive Stock Option for Participants who are employees.  An Incentive Stock Option, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code which, among other limitations, provides that the aggregate Fair Market Value (determined at the time the option is granted) of Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000; that Incentive Stock Options shall be priced at not less than 100% of the Fair Market Value on the date of the grant (110% in the case of a Participant who is a 10% shareholder of the Company within the meaning of Section 422 of the Code); and that Incentive Stock Options shall be exercisable for a period of not more than ten years (five years in the case of a Participant who is a 10% shareholder of the Company).  For purposes of determining the percentage of stock ownership a Participant holds in the Company, the attribution rules of Treasury Regulation §1.424.-1(d) shall apply.  The other restrictions and conditions of the Option will be established by the Committee and set forth in the Award Agreement.

(b)  Restricted Stock or Restricted Stock Unit Award.  A share of Restricted Stock is an award of one share of Common Stock, and a Restricted Stock Unit is a bookkeeping entry, granting a Participant a right to receive one share of Common Stock or the cash equivalent to the Fair Market Value of one share in the future (such form and time of payment to be specified by the Committee at the time of grant), which may contain transferability or forfeiture provisions including a requirement of future services and/or the completion of certain performance requirements and such other restrictions and conditions as may be established by the Committee and set forth in the Award Agreement.  Dividends or dividend equivalent rights may only be extended to and made part of any Award of Restricted Stock or Restricted Stock Units, subject to such terms, conditions and restrictions as the Committee may establish.  The Committee may establish rules and procedures for the crediting of dividend equivalents for Restricted Stock Units.

(c)  SARs.  An SAR is a grant of the right to receive, upon exercise, the difference between the Fair Market Value of a share of Common Stock on the date of exercise, and the “Grant Value” of each SAR.  The Grant Value shall be not less than 100% of Fair Market Value on the date of grant, as set forth in the Award Agreement.  The Committee may not reduce the Grant Value after the date of grant without the consent of the Company’s shareholders, except in accordance with adjustments pursuant to Section 13 hereof.  The difference between the Fair Market Value on the date of exercise and the Grant Value, multiplied by the number of SARs exercised (the “Spread”), shall be paid in shares of Common Stock which have a Fair Market Value equal to the Spread, provided, however, that any fractional share shall be paid in cash.  Notwithstanding the foregoing, the Company, as determined in the sole discretion of the Committee at the time of grant, shall be entitled to settle its obligation arising out of the exercise of an SAR by the payment of cash equal to the Spread, or by the issuance of a combination of shares of Common Stock and cash, in the proportions determined by the Committee, which have a Fair Market Value equal to the Spread.  The other restrictions and conditions of the SARs will be established by the Committee and set forth in the Award Agreement, provided that the period for which an SAR may be exercisable shall not exceed ten years.

8.  Option Exercise.  Upon exercise of an Option, the Exercise Price may be paid in cash, shares of Common Stock either directly or by attestation, a combination of the foregoing, or such other consideration as the Committee may deem

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appropriate. The Committee shall establish appropriate methods for accepting Common Stock and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise an Option.

9.  Tax Withholding.  The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares under the Plan, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes, but in no event in excess of the minimum withholding required by law. The Company may defer making delivery with respect to Common Stock obtained pursuant to an Award hereunder until arrangements satisfactory to it have been made with respect to any such withholding obligation. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the Option or SAR is exercised or the Restricted Stock vests. In the case of Restricted Stock Units, such stock will be valued when the Restricted Stock Units are paid to a Participant, in the case of income tax withholding, or when the Restricted Stock Units vest, in the case of employment tax withholding, unless applicable law requires a different time for withholding.  Shares of Common Stock used to satisfy tax withholding obligations shall be treated as issued for purposes of determining the number of shares remaining for grant of Awards pursuant to Section 4 hereof.

10.  Amendment or Termination of the Plan.  The Board may, at any time, amend or terminate the Plan; provided, however, that

 (a)  subject to Section 13 hereof, no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and

 (b)  without further approval of the shareholders of the Company, no amendment shall increase the number of shares of Common Stock which may be issued pursuant to Awards hereunder, except for increases resulting from Section 13 hereof.

11.  Termination of Employment or Service.  If the service-providing relationship of a Participant terminates, or a non-employee director no longer serves on the Board, other than pursuant to paragraphs (a) through (d) of this Section 11, all Awards shall immediately terminate, unless the Award Agreement provides otherwise.  If the status of a Participant’s relationship with the Company changes, e.g., from a consultant to an employee or vice versa, it will not be a termination of the service-providing relationship.  Notwithstanding the foregoing, if a Participant’s employment or service is terminated for Cause, to the extent the Award is not effectively exercised or has not vested prior to such termination, it shall lapse or be forfeited to the Company immediately upon termination.  In all events, an Award will not be exercisable after the end of its term as set forth in the Award Agreement.

(a)  Retirement.  When a Participant’s employment terminates as a result of retirement (as such term is defined by the Committee from time to time), the Committee (in the form of an Award Agreement or otherwise) may permit Awards to continue in effect beyond the date of retirement, and the exercisability and vesting of any Award may be accelerated.

(b)  Resignation in the Best Interests of the Company.  When a Participant resigns from the Company or the Board and, in the judgment of the chief executive officer or other senior officer designated by the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Committee may authorize, where appropriate taking into account any regulatory or accounting implications of such action, the acceleration and/or continuation of all or any part of Awards granted prior to such termination.

(c)  Death or Disability of a Participant.

(i)  In the event of a Participant’s death, the Participant’s estate or beneficiaries shall have a period specified in the Award Agreement within which to receive or exercise any outstanding Award held by the Participant under such terms, and to the extent, as may be specified in the applicable Award Agreement.  Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; if none, then (b) to a legal representative of the Participant; if none, then (c) to the persons entitled thereto as determined by applicable law or, absent applicable law, a court of competent jurisdiction.  Subject to paragraph (iii) below,

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Awards so passing shall be exercised or paid out at such times and in such manner as if the Participant were living.

(ii)  In the event a Participant is deemed by the Company to be disabled within the meaning of the Award Agreement, or, absent a definition therein, a “permanent and total disability” as defined in Section 22(e)(3) of the Code, the Award shall be exercisable for the period, and to the extent, specified in the Award Agreement.  Awards and rights to any such Awards may be paid to or exercised by the Participant, if legally competent, or a legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

(iii)  Upon a Participant’s termination of employment due to death or “permanent and total disability,” except as otherwise specified in an Award Agreement, any Options held by such Participant shall expire one (1) year from the date of the Participant’s termination of employment.

(iv)  After the death or disability of a Participant, the Committee may in its sole discretion at any time (a) terminate restrictions in Award Agreements; and (b) accelerate any or all installments and rights.

(v)  In the event of uncertainty as to interpretation of or controversies concerning this paragraph (c) of Section 11, the Committee’s determinations shall be binding and conclusive on all interested parties.

(d)  Expiration of Options.  Upon a Participant’s termination of employment, except as otherwise specified in an Award Agreement or in paragraph (c) above, any vested Options held by such Participant shall expire ninety (90) days after the date of the Participant’s termination of employment.

(e)  No Employment or Service Rights.  The Plan shall not confer upon any Participant any right with respect to continuation of employment or service by the Company or service as a director, nor shall it interfere in any way with the right of the Company to terminate any Participant’s employment at any time.

12.  Nonassignability.  Except as provided in subsection (c) of Section 11 and this Section 12, no Award or any other benefit under the Plan shall be assignable or transferable, or payable to or exercisable by anyone other than the Participant to whom it was granted.  Notwithstanding the foregoing, the Committee (in the form of an Award Agreement or otherwise) may permit Awards, other than Incentive Stock Options, to be transferred to members of the Participant’s immediate family, to trusts for the benefit of the Participant and/or such immediate family members, and to partnerships or other entities in which the Participant and/or such immediate family members own all the equity interests.  For purposes of the preceding sentence, “immediate family” shall mean a Participant’s spouse, issue and spouses of his issue.

13.  Adjustments.  In the event of any corporate event or transaction, such as a merger, consolidation, share exchange, recapitalization, reorganization, separation, stock dividend, stock split, split-up, spin-off or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in an equitable manner (including adjustments to avoid fractional shares), (a) the number of Common Shares (i) reserved under the Plan, (ii) available for Incentive Stock Options, Restricted Stock or Restricted Stock Units, (iii) for which Awards may be granted to an individual Participant, and (iv) covered by outstanding Awards denominated in stock, (b) the stock prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards.  In the event of a merger, consolidation, statutory share exchange, acquisition of property or stock, separation, sale or disposition of all or substantially all assets, reorganization or liquidation, the Committee shall be authorized to (a) issue or assume Awards, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Awards for previously issued awards or an assumption of previously issued awards, (b) convert any outstanding Awards into cash or a right to receive cash on a basis to be determined by the Committee in its sole discretion, and cancel any underwater Awards and/or (c) waive in whole or in part any remaining restrictions or vesting requirements in connection with any Awards.  Any adjustment, waiver, conversion or other action taken by the Committee under this Section 13 shall be conclusive and binding on all Participants, the Company and their successors, assigns and beneficiaries.  All adjustments under this Section 13 shall be made in a manner such that they will not result in a penalty under Section 409A of the Code.

14.  Change of Control.  Except as otherwise expressly provided herein or in the applicable Award Agreement, upon a Participant’s involuntary termination of employment or service without Cause within three (3) months prior to or one (1) year

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following a Change of Control, all Awards (including those that are assumed or were substituted or converted) will become fully vested and, for Options and SARs, immediately exercisable.

15.  Notice.  Unless otherwise specified in the Award Agreement or in this Plan, any notice to the Company required by any of the provisions of this Plan shall be addressed to the director of human resources or to the chief executive officer of the Company in writing, and shall become effective when it is received by the office of either of them.  Any notice to a Participant shall be addressed to the Participant at his last known address as it appears on the Company’s records.

16.  Governing Law.  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Wisconsin without giving effect to its conflicts of law provisions.

17.  Effective and Termination Dates.  The effective date of the Plan is December 16, 2010, subject to shareholder approval.  The Plan shall terminate on December 16, 2020, subject to earlier termination by the Board pursuant to Section 10, after which no Awards may be made under the Plan, but any such termination shall not affect Awards then outstanding or the authority of the Committee to continue to administer the Plan.

18.  Other Benefit and Compensation Programs.  Payments and other benefits received by a Participant pursuant to an Award shall not be deemed a part of such Participant’s regular, recurring compensation for purposes of the termination or severance plans of the Company and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement, unless the Committee expressly determines otherwise.

A – 7

APPENDIX B

ARI Network Services 2000

Employee Stock Purchase Plan

Amended effective January 7, 2014

1.

Purpose.  The purpose of the Plan is to provide eligible employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.  It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code.  The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.

Definitions.

(a)

“Board” shall mean the Board of Directors of the Company.

(b)

         “Change of Control” shall mean the first to occur of the following:

(i)  the acquisition by an individual, entity or group, acting individually or in concert (a “Person”) of beneficial ownership of more than 50% of the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”); provided, however, that for purposes of this Subsection 2(b)(i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of Subsection 2(b)(ii) below; or

(ii)  consummation of a reorganization, merger or consolidation, share exchange, or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Common Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of, respectively, the then outstanding common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of the corporation resulting from such Business Combination were members of the Board of the Company at the time of the execution of the initial agreement providing for such Business Combination; or

(iii)  approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(c)

“Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)

“Committee” shall mean the Compensation Committee of the Board or such other persons or committee as the Board shall designate to administer the Plan.

(e)

“Common Stock” shall mean the $.001 par value common stock of the Company.

B – 1

(f)

“Company” shall mean ARI Network Services, Inc., a Wisconsin corporation.

(g)

“Designated Subsidiary” shall mean a corporation of which not less than 50% of the voting power is held by the Company, directly or indirectly, whether such corporation now exists or is hereafter organized or acquired by the Company, directly or indirectly, other than an otherwise eligible corporation which has been designated by the Board or Committee from time to time as not eligible to participate in the Plan.

(h)

“Employee” shall mean any regular full time or part-time employee of the Company or a Designated Subsidiary customarily employed to work at least (a) 20 hours per week or (b) five months in any calendar year.

(i)

“Employer Corporation” shall mean the corporation which employs the Employee.

(j)

“Enrollment Date” shall mean the first day of each Offering Period.

(k)

“Enrollment Period” shall mean the period specified by the Committee during which eligible Employees may elect to participate in the Plan for the upcoming Offering Period.

(l)

“Exercise Date” shall mean the last day of each Offering Period.

(m)

“Fair Market Value” shall mean:

(i)

 For Offering Periods commencing on or after January 1, 2011, the average of the closing bid and asked prices of the Common Stock on the NASDAQ Over-The-Counter Bulletin Board (or if the Common Stock is not then traded on the Over-The-Counter Bulletin Board, the closing price on such other exchange or inter-dealer quotation system on which the Common Stock is listed) as reported in any commonly-accepted electronic medium or other authoritative source on the indicated date.  If no sales of Common Stock were made on said bulletin board (or other exchange or inter-dealer quotation system) on that date, “Fair Market Value” shall mean closing price of Common Stock as reported for the most recent preceding day on which sales of Common Stock were made on said bulletin board (or other exchange or inter-dealer quotation system), or, failing any such sales within two (2) weeks prior to the indicated date, such other market price as the Board or the Committee may determine in conformity with pertinent law and regulations of the Code and Treasury Department.

(ii)

For Offering Periods commencing prior to January 1, 2011, the closing price of the Common Stock on the NASDAQ Over-The-Counter Bulletin Board (or if the Common Stock is not then traded on the Over-The-Counter Bulletin Board, the closing price on such other exchange or inter-dealer quotation system on which the Common Stock is listed) as reported in any commonly-accepted electronic medium or other authoritative source on the indicated date.  If no sales of Common Stock were made on said bulletin board (or other exchange or inter-dealer quotation system) on that date, “Fair Market Value” shall mean the closing price of Common Stock as reported for the most recent preceding day on which sales of Common Stock were made on said bulletin board (or other exchange or inter-dealer quotation system), or, failing any such sales within two (2) weeks prior to the indicated date, such other market price as the Board or the Committee may determine in conformity with pertinent law and regulations of the Code and Treasury Department.

(n)

“Offering Period” shall mean a period of approximately twelve (12) months at the end of which an option granted pursuant to the Plan may be exercised, commencing on January 1 and ending on December 31.  The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

(o)

“Parent Corporation” shall have the same meaning as contained in Section 424(e) of the Code.

(p)

“Plan” shall mean this ARI Network Services, Inc. 2000 Employee Stock Purchase Plan.

(q)

“Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

B – 2

(r)

“Subsidiary Corporation” shall have the same meaning as contained in Section 424(f) of the Code.

3.

Eligibility.

(a)

Any person who is an Employee will be eligible to participate in the Plan provided he or she has a minimum period of continuous service with the Company of six (6) months as of the first day of an Offering Period.  Notwithstanding the foregoing, unless otherwise determined by the Committee prior to the applicable Offering Period, no executive officer shall be eligible to participate in the Plan; provided that all executive officers shall be treated in an identical manner for purposes of eligibility.

(b)

Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Employer Corporation or of its Parent Corporation or Subsidiary Corporation or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Employer Corporation and its Parent Corporation(s) and Subsidiary Corporation(s) accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.  These limitations are in addition to any other limitations set forth herein, including any limits that the Committee establishes in accordance with Section 6(a).

4.

Offering Periods.  The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first business day on or after January 1 each year, or on such other date as the Committee shall determine.  The Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) without shareholder approval.

5.

Participation.

(a)

An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form approved by the Committee and filing it with the Company’s payroll department during the applicable Enrollment Period.  A participant must file a new subscription agreement for each Offering Period.

(b)

Payroll deductions for a participant shall begin on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner discontinued or terminated by the participant as provided in Section 6(c) or Section 10 hereof.

6.

Payroll Deductions.

(a)

At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount set forth in the subscription agreement, stated in terms of whole dollars not less than $5 for each pay period or in whole number percentages, up to a maximum of 10% of the compensation to be received during the Offering Period (or during such portion thereof in which an Employee may elect to participate).  Notwithstanding the foregoing, the Committee annually may determine, in its sole discretion, to establish any maximum dollar amount or percentage of compensation that an eligible Employee is entitled to authorize for payroll deductions during a calendar year, which limitations shall apply to all eligible Employees.  Any such limit established by the Committee shall fall within the parameters of Section 423 of the Code.

(b)

All payroll deductions made for a participant shall be credited to his or her account under the Plan.  A participant may not make any additional payments into such account.

(c)

A participant may withdraw from the Plan as provided in Section 10 hereof.  Alternatively, a participant may elect to discontinue making additional payroll deductions during the Offering Period by completing and filing with the Company’s payroll department a written notice in such form approved by the Committee.

B – 3

The election shall be effective no later than the first payroll date following ten (10) business days after the Company’s receipt of the notice.  If a participant elects to discontinue making additional payroll deductions, all payroll deductions previously credited to his or her account will purchase Common Stock at the end of the Offering Period subject to the other terms of the Plan.  A participant may increase or decrease his or her payroll deduction rate by filing a new subscription agreement at least ten (l0) business days before the beginning of the pay period during which such increase or decrease is to take effect.  A participant’s payroll deduction rate may be increased only once and reduced only once during any Offering Period.

(d)

At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock and the Company is authorized to take any action reasonably necessary to enforce the withholding requirements including without limitation withholding the appropriate amount from the proceeds of any stock sale by the participant.  At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7.

Grant of Option.  On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated on or prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price, but in no event more than 5,000 shares (subject to adjustment as provided in Section 18 hereof), provided that such purchase shall be subject to the limitations set forth in Sections 3(b), 6(a) and 13 hereof.  Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof.  The Option shall expire immediately following the Exercise Date.

8.

Exercise of Option.  Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of whole shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account, but in no event more than 5,000 shares (subject to adjustment as provided in Section 18 hereof).  A participant in the Plan will be issued a stock certificate as of the Exercise Date, and the balance of any payroll deductions credited to a participant’s account during the Offering Period shall be delivered to the participant.  During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9.

Registration of Certificates.  Certificates will be registered only in the name of the participant.  If a participant submits a written request to the Committee, the Committee may cause the certificates to be issued in the participant’s name jointly with a member of his or her family with right of survivorship.

10.

Withdrawal.

(a)

A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in such form approved by the Committee.  All of the participant’s payroll deductions credited to his or her account shall be paid to such participant after receipt of notice of withdrawal as soon as administratively practicable and such participant’s option for the Offering Period shall be automatically terminated.  Payroll deductions for the purchase of shares during the Offering Period shall cease as soon as administratively practicable.  If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b)

A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11.

Termination of Employment.  Upon a participant’s ceasing to be an Employee of the Company for any reason (including without limitation upon death, disability or retirement), he or she shall be deemed to have elected to withdraw from

B – 4

the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option shall be automatically terminated.

12.

Interest.  No interest shall accrue on the payroll deductions of a participant in the Plan.

13.

Stock.

(a)

Subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 575,000 shares.  If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares remaining available for purchase among the participants in such manner as it may determine in its sole discretion.

(b)

The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

14.

Administration.  The Plan shall be administered by the Committee.  The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan.  Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties.

15.

Designation of Beneficiary.

(a)

A participant may designate, on the subscription agreement filed with the Committee, a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date but prior to delivery of such shares and cash to the participant.  In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option.

(b)

Such designation of beneficiary may be changed by the participant at any time by written notice.  In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the estate of the participant.

16.

Transferability.  Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.

Use of Funds.  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18.

Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

(a)

Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the shares reserved for issuance under the Plan, as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company.  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

B – 5

(b)

Change of Control.  In the event of a Change of Control, the Offering Period then in progress shall be shortened by the Committee’s setting a new Exercise Date (the “New Exercise Date”).  The New Exercise Date shall be before the date of the Change of Control.  The participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.  Immediately following such New Exercise Date, the Plan shall terminate.

19.

Amendment or Termination.

(a)

The Board may at any time, or from time to time, amend this Plan in any respect; provided, however, that no amendment shall be made without the approval of the shareholders of the Company to increase the aggregate number of shares which may be issued under this Plan (other than as provided in Paragraph 13(a) or 18(a) hereof) or for which shareholder approval is required under applicable tax, securities or other laws.

(b)

This Plan and all rights of Employees under any offering hereunder may terminate at any time, at the discretion of the Board or Committee.  Upon any termination of this Plan, all amounts in the accounts of participating Employees shall be either (i) promptly refunded in total or (ii) refunded to the extent not used to purchase Common Stock, in the sole discretion of the Board or Committee.  Such amendments shall be made without the approval of the shareholders of the Company or the consent of any participating Employees.

20.

Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.

Conditions Upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

22.

Term of Plan.  The effective date of the Plan is December 13, 2000.  The Board has amended and restated the Plan effective November 4, 2010, subject to approval by the shareholders of the Company.  It shall continue in effect until all of the shares of Common Stock reserved for issuance under this Plan, as increased and/or adjusted from time to time, have been issued, unless sooner terminated under Section 19 hereof.

23.

Indemnification of Committee.  In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, that such Committee member is liable for gross negligence or willful misconduct in the performance of his or her duties; provided that within 60 days after the institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

B – 6

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ARI Networkwork Services, Inc. 10850 W PARK PLACE SUITE 1200 MILWAUKEE, WI 53224-3635

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by ARI Network Services, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Investor Address Investor Address John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M.
Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand
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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have
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 11717.

NAME	CONTROL # →	000000000000

SHARES

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS    PROXY    CARD    IS    VALID    ONLY    WHEN    SIGNED    AND    DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nomine(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors Nominees	☐	☐	☐
01 William C. Mortimore	02 Robert Y. Newell, IV			03 Dwight B. Mamanteo
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain	The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. Approval of the Company’s amended and restated 2013 Equity Incentive Plan	☐	☐	☐	6. To ratify the appointment of Wipfli LLP as the Company’s independent auditors for the fiscal year ending July 31, 2014.	☐	☐	☐
3. Approval of an amendment to the Company’s 2000 Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance under such plan	☐	☐	☐

NOTE: In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the 2014 Annual Meeting and at any adjournment or postponement thereof.  The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s).  If no direction is made, this proxy will be voted FOR each of the directors named in proposal 1, FOR proposal 2, 3, 4 and 6, and in favor of THREE YEARS on proposal 5. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

4. Advisory approval of the Company’s named executive officer compensation	☐	☐	☐
The Board of Directors recommends you vote 3 YEARS on the following proposal:	1 year	2 years	3 years	Abstain
5. Advisory approval of the frequency of an advisory vote on the compensation of the Company’s named executive officers.	☐	☐	☐	☐

For address change/comments, mark here. (See reverse for instructions.)			☐	Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A A1A
	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP # SEQUENCE #

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The ARI Network Services, Inc. Annual Report to
Shareholders, including the proxy statement for 2014, is/are available at www.proxyvote.com.

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ARI NETWORK SERVICES, INC.

This proxy is solicited by the Board of Directors

Annual Meeting of Shareholders

January 7, 2014

The undersigned, a shareholder of ARI Network Services, Inc. (the “Company”) hereby appoints Roy W. Olivier as proxy, with the power to appoint a substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all of the shares of stock of the Company held of record by the undersigned on October 29, 2013, at the 2014 Annual Meeting of Shareholders of the Company to be held on January 7, 2014 at 9:00 a.m. and at any and all adjournments thereof.

THIS PROXY, WHEN PROPERTY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER.  IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side